PART II – OFFERING CIRCULAR

BOXX Corporation

Corporate:

BOXX Corporation

19821 Hamilton Avenue

Torrance, California 90502

 (800) 625-2699

http://www.BoxxCorp.com

Best Efforts Offering of 1,000,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Shares:  $10.00 (USD)

Minimum Offering: One 9% Convertible Preferred Stock Shares

Maximum Offering: 1,000,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily.  All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 1,000,000 9% Convertible Preferred Stock Shares are being offered to the public at $10.00 USD per 9% Convertible Preferred Stock Unit. There is no minimum number of 9% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $10,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

DATED: December 16th, 2015

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$10.00	$1.00	$9.00
Total Minimum	001	$10.00	$1.00	$9.00
Total Maximum	1,000,000	$10,000,000.00	$1,000,000.00	$9,000,000.00

1)

We are offering a maximum of 1,000,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $50,000 USD. Any costs above $50,000 will be paid by the Executives of the Company.

4)

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT

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TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Consumer Technology Product Engineering Company Investment Industry Risks

Consumer Technology Product Engineering Industry investments are subject to varying degrees of risk.  The yields available from equity investments Consumer Technology Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, Consumer Products market conditions such as oversupply of related products and services, or a reduction in demand for Technology Engineering and services in the areas in which the Company’s products and services are located, competition from other Technology Product and services suppliers, and the Company’s ability to provide adequate consumer products and services.  Revenues from the Company’s products and services are also affected by such factors such as the costs of production and general regional and national market conditions.

Because Consumer Technology Industry investments are relatively illiquid, the Company’s ability to vary its Consumer Technology Products and services portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

The Company may experience Significant Returns or Warranty Claims, which would Damage the Company’s Brand, Increase its Costs, and Impair the Company’s Ability to Achieve Profitability

Currently, the Company’s Electric Motor Bikes have been available for purchase by the general public only on a limited basis. As a result, the Company has no meaningful data regarding its performance or maintenance requirements of its products, and no basis on which it can estimate warranty costs. If the Company is subject to significant warranty service requirements or product recalls, potential customers may determine that the Company’s Electronic Motor Bikes are unreliable and may choose not to purchase them. Further, significant warranty service requirements will result in increased costs to the Company as a result of the costs of repair or replacement of its product(s) and the cost(s) associated with researching and developing solutions to issues raised by warranty claims. Any significant warranty service requirements or product recalls would increase the Company’s costs materially and reduce the value of the Company’s Brand significantly.

The Company’s Exposure to Product Liability Claims Could Harm the Company Seriously, particularly, if the Company is unable to Obtain Insurance Coverage, or if once Obtained, such Coverage is Inadequate

Given the nature of the Company’s products, the Company expects that product liability claims will be brought against the Company relating to property damage or personal injury. If product liability claims become substantial, the Company’s Brand and reputation would be damaged significantly. The Company may be required to pay substantial damage awards, including punitive damages, as a result of any successful property damage or personal injury claims.

Further, because the Company has not begun commercial scale production of its Electric Motor Bike, the Company has not yet obtained product liability insurance. The Company may not be able to obtain coverage at a reasonable cost or in sufficient amounts or scope to protect the Company against losses. If the Company is able to obtain product liability insurance, the Company cannot assure you that such product liability insurance will continue to be available on commercially reasonable terms, or at all. A punitive damage claim, which is generally not covered by insurance, or a claim for uninsured liabilities or in excess of insured liabilities would have a material adverse effect on the Company’s business.

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We are Entirely Dependent on our BOXX Scooter product lines and accessories for use by consumers, as-well our RPM ELECTRIC MOTORS for commercial brands, and our industry component technologies patents, our Future Revenue Depends On Their Commercial Success

Our future development and growth depends on the commercial success of our BOXX Scooter product lines and component micro businesses units such as our patented electric motors. Our Mobile telematics ride share and product leasing services along with our technology licensing programs, or other services under development, may not achieve widespread market acceptance. We have recently begun to commercially to introduce the extent of services with retailers and private businesses for the services we offer additionally beyond our product lines, and our future growth will depend, in part, on customer and commercial industry acceptance of this service. Failure of our current and planned services to operate as expected could delay or prevent their adoption. If our target customers do not purchase and successfully deploy our planned services, our revenue will not grow significantly and our business, results of operations and financial condition will be seriously harmed. In addition, to the extent we promote any portion of our technology as an industry standard by making it readily available to users for little or no charge, we may not receive revenue that might otherwise have been received by us.

The Scooter Market although robust, is for Mobile Devices is Relatively New, and our Business will Suffer if it Does Not Continue to Develop as we Expect

The market for personal mobile devices is relatively new. We cannot be certain that a viable technology market exists within the traditional scooter market or private industry fleet services will emerge or be sustainable. If this market does not develop, or develops more slowly than we expect, our business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF OUR BOXX SCOOTER PRODUCT INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE OUR REVENUE AND HARM OUR BUSINESS, FINANCIAL RESULTS AND REPUTATION.

Our business is dependent on providing our customers with high quality, technologically advanced and efficient scooters and mobile devices with reliable product manufacturing and delivery. To meet these customer requirements, we must protect our supplier infrastructure against damage from:

•

Human Error; Sabotage, Vandalism;

•

Physical and Electronic Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters and Similar Events

Any Failure of our Supply Chain to Provide Required Manufacture Capacity to us Could Result in Interruptions or our Product Delivery and Customer Services

Our operations are dependent upon a production capacity provided by third-party manufacturing suppliers and providers. Any failure of such supply providers to provide the capacity we require may result in a reduction in, or termination of, service to our customers. This failure may be a result of the manufacturing providers or component supplier service providers choosing increased manufacturing that are competitive with our products, failing to comply with manufacturing lead times or terminating their agreements with us or otherwise not entering into relationships with us at all or on terms commercially acceptable to us. If we do not have access to third-party manufacturing and supplier component capacity, we could lose customers or fees charged to such customers, and our business and financial results could suffer.

THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of our current competitors, as well as a number of our potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements.

As competition in the Scooter market continues to intensify, new solutions will come to market. We are aware that other companies will in the future focus significant resources on developing and marketing Electric Scooter products and services that will compete with BOXX Corp. technologies.

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Increased competition could result in:

•

Price and Revenue Reductions and Lower Profit Margins;

•

Increased Cost of Manufacturing from Supplier Providers;

•

Loss of Customers; and

•

Loss of Market Share

Compliance with Environmental and Safety Regulations Could Increase the Company’s Production Costs, Delay Introduction of the Company’s Products and Substantially Impair the Company’s Ability to Generate Revenues and Achieve Profitability

The Company must comply with numerous Federal and State Regulations governing environmental and safety factors with respect to motorized bikes and their use. These various governmental regulations generally relate to air, water and noise pollution, as well as motorcycle safety matters. If the Company is unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain them, the Company’s business and future operations would be harmed seriously.

Use of Motorcycles and Motorized Bikes in the United States is subject to rigorous regulation by the Environmental Protection Agency (“EPA”), and by State Pollution Control Agencies. Any failure by the Company to comply with applicable environmental requirements of the EPA or State Agencies could subject the Company to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production.

Motorcycles and Motorized Bikes are subject to considerable safety standards and requirements under the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated under this Act by the National Highway Traffic Safety Administration (“NHTSA”).

The Company’s business and facilities also are subject to regulation under various Federal, State and Local Regulations relating to manufacturing operations, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. The Company’s failure to comply with any of these regulations in the operation of its business could subject the Company to administrative or legal action resulting in fines or other monetary penalties, or require the Company to change or cease its business.

Our Business will Suffer if we are Not Able to Scale our Product(s) Production as Demand Increases

We have had only limited deployment of our BOXX Products to date, and we cannot be certain that our products can connect and lead in a substantially larger market of brand name companies customers at high volume production. Our product may not be scalable as expected to customer demand levels while maintaining superior performance and costs. In addition, as customers’ technology demand increases, we will need to make additional investments in our research and development and service infrastructure to maintain adequate product advancements, servicing and production rates. We cannot assure you that we will be able to make these investments successfully or at an acceptable cost. Expanding our Production and Upgrading our Products may cause delays or failures in our product manufacturing delivery. As a result, in the future our production capacity may be unable to achieve or maintain a sufficiently high volume capacity. Our failure to achieve or maintain high volume production capacity could significantly reduce demand for our products, reducing our revenue and causing our business and financial results to suffer.

Our Business will Suffer if we Do Not Respond to Technological Advances and Changes

The market for Scooters as s mobile communications hub is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer lifestyle requirements. We may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than ours or that gain greater market acceptance, or if new industry standards emerge, our BOXX Products technology may become obsolete, which would materially and adversely affect our business, results of operations and financial condition.

In developing our BOXX Scooter technologies and component services, we have made, and will continue to make, assumptions about the standards that our customers and competitors may adopt. If the standards adopted are different from those which we may now or in the future promote or support, market acceptance of our BOXX Scooter products may be significantly reduced or delayed and our business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render our existing services or products obsolete.

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We Face Risks Associated with International Operators that could Harm our Business

To be successful, we believe we must expand our international operations. Therefore, we expect to commit significant resources to expand our international sales and marketing activities. However, we may not be able to develop or increase market demand for our BOXX Scooter products and technology service which may harm our business. We may be subject to a number of risks associated with international business activities which may increase our costs, lengthen our sales cycle and require significant management attention. These risks include:

•

Increased expenses associated with marketing products and services in foreign countries;

•

General economic conditions in international markets;

•

Currency exchange rate fluctuations;

•

Unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

•

Tariffs, export controls and other trade barriers;

•

Longer accounts receivable payment cycles and difficulties in collecting accounts receivable; and

•

Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

BOXX, Corp. commenced operations in July of 2009 as a private registered entity, and incorporated as a Delaware Stock Corporation in May of 2015.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that BOXX, Corp. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $10,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Markets in which we Operate are Highly Competitive and we May be Unable to Compete Successfully Against New Entrants and Established Companies with Greater Resources

We compete in markets that are new and existing, intensely competitive, highly fragmented and rapidly changing. We expect to experience increased competition. Many of our competitors, as well as a number of potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we do. Some of our current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of our potential customers. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer

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requirements. Some of our current or potential competitors may bundle services with other software or hardware in a manner that may discourage consumers from purchasing any products or services we offer.

As competition in the global scooter market continues to intensify, new solutions will come to market. We are aware of other companies that are focusing, or may in the future focus significant resources on developing and marketing products and services that will complete with our products and services. We also believe we may face competition from other providers of competing Component Product Technologies, which could result in:

•

Price and revenue reductions and lower profit margins;

•

Increased cost of service from telecommunications providers;

•

Loss of customers; and

•

Loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations.

We Could Incur Substantial Costs Defending our Intellectual Property from Infringement or a Claim of Infringement

Other companies, including our competitors, may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, sue or sell our service. As a result, we may be found on the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed. Companies in the Internet Market are increasingly brining suits alleging infringement of the proprietary rights, particularly patent rights. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources. Intellectual property litigation or claims could force us to do one or more of the following.

•

Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•

Obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms; and

•

Redesign products or services

If we are forced to take any of the foregoing actions, our business may be seriously harmed. We may not carry adequate insurance to cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

The Company success is highly dependent on our founder and Chief Executive Officer.

In the early stages of development the Company’s business will be significantly dependent on the Company’s founder.  The Company’s success will be particularly dependent upon the services of Mr. Eric Vaughn Meyers, the Company’s Creator Founder, Product Design Engineer, Marketing Branding, Chief Executive Officer and Chairman of the Company’s Board of Directors. We have not obtained any “key man” insurance for Mr. Vaughn Meyers.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the

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Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of December 1st, 2015 the Company’s Managers owned approximately 83.00% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 83.00% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker - Dealer Sales of Shares

The Company’s Preferred Stock Shares and Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

 pg. 11

No assurance can be given that the Preferred Stock or Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Company’s Officers deem it necessary.  As a result, the Company’s Preferred Stock Shares and Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable

 pg. 12

at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Motorcycle and Motorized Bike Industries, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Delaware Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

 pg. 13

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 14

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year.

Name	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Eric Vaughn Meyers President & Chief Executive Officer, Chief Financial Officer, CTO	Common Stock: 6,800,000 Shares (68.00%) Preferred Stock: No Shares	Common Stock: 6,800,000 Shares (68.00%) Preferred Stock: No Shares
Mr. Brandon Fisher Chief Engineering Director Officer	Common Stock: 300,000 Shares (3.00%) Preferred Stock: No Shares	Common Stock: 300,000 Shares (3.00%) Preferred Stock: No Shares
Ms. Najmeh Halibi Chief Securities Officer	Common Stock: 450,000 Shares (4.50%) Preferred Stock: No Shares	Common Stock: 450,000 Shares (4.50%) Preferred Stock: No Shares
Mr. Marvin Kau Director Business Development	Common Stock: 250,000 Shares (2.50%) Preferred Stock: No Shares	Common Stock: 250,000 Shares (2.50%) Preferred Stock: No Shares
Mr. Justin Boucher Director New Business Operations	Common Stock: 200,000 Shares (2.00%) Preferred Stock: No Shares	Common Stock: 200,000 Shares (2.00%) Preferred Stock: No Shares
Mr. Duane Bietz Sales Market Director	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares
Mr. Marcus Taylor Chief UK Operations Officer	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares
Mr. Thomas Meyers Production	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares

 pg. 15

BOXX, Corp. Delaware Details (2015):

BOXX, Corp. was a registered private entity in State of Oregon on July 9th, 2009 Total allocated shares of common stock were: 0%

•

Mr. Eric Vaughn Meyers – 100% no shares issued

BOXX, Corp. was incorporated in Delaware on May 25th, 2015.

The total number of shares of Capital Stock issue authorized was 10,000,000

•

Mr. Eric Vaughn Meyers – 6,800,000 Shares 68%

•

Phase I Founder(s) allocation – 1,200,000 Shares 12%

•

BOXX Engineering allocation – 400,000 Shares 4%

•

Phase II Investment allocation – 1,200,000 Shares 12%

•

BOXX Employee allocation – 400,000 Shares 4%

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 16

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 1,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Eric Vaughn Meyers, the Chief Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to BOXX Corporation and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 17

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $10,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 9% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$8,948,800	89.5%	N/A	N/A

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$1,051,200	10.5%	N/A	N/A

Footnotes:

1)

We are offering a maximum of 1,000,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $50,000 USD. Any costs above $50,000 will be paid by the Executives of the Company.

4)

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

 pg. 18

BOXX, Corp. - Use of Investment Proceeds

ASSUMPTIONS:

1.

$10,000,000 raised through equity offering.

2.

Percentages will be commensurate to actual funds received.

3.

Monthly expenditures may vary.

4.

Reserve is set aside for interest payments.

5.

Expansion Reserve used until Affiliate revenue is collected.

OPERATIONAL EXPENSES
General Operating & Administrative & Employee	$500,000	5%
Product Production Engineering	$1,000,000	10%
Liabilities	$100,000	1%
Application Software & Website	$40,000	0.4%
Organizational & Office Expense	$200,000	2%
Corporate Legal Counsel	$100,000	1%
Legal Patent Legal	$100,000	1%
Accounting & Bookkeeping	$50,000	0.5%
Marketing	$200,000	2%
Affiliate Operations	$60,000	0.6%
Sales Ready Inventory Procurement	$1,500,000	15%
Founder 6yr Back Pay (one time)	$500,000	5%
TOTAL:	$4,250,000	42.5%
COST OF OFFERING
Broker Dealer Commission	$1,000,000	10%
Offering Costs	$100,000	1%
TOTAL:	$1,051,200	10.5%

EXPANSION:
Expansion Reserve / Contingency	$4,798,800	48%

The above allocation of Funds Table provides above provides the use of funds based on raising $10,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

 pg. 19

ITEM 7. DESCRIPTION OF BUSINESS

Corporate Background and General Overview

Created with a spirited belief of America business innovation and engineering that builds updating game changing products consisting, of un-matched quality, reliability, safety, sustainable production, technologically leading and affordable products for a global market place, design engineer specialist Eric Vaughn Meyers founded BOXX, Corp. in July 2009 as a private entity and incorporated into a Delaware Corporation in May of 2015.

Today, BOXX Corp. is an American engineering and product production company committed to providing safe, affordable and efficient scooter products and industry leading electric motors.  Leveraging and developing existing technology, BOXX Corp. has designed engineered a range of revolutionary products and components for the global scooter market and its industry.

BOXX Corp’s impact is far reaching beyond product sales; creating thousands of jobs globally, reducing dependence on foreign products, reducing emissions, favorably affecting the trade deficit by reducing foreign product purchases, exporting product, updating and expanding upon market technologies and providing a significant return for investors.

Engineering and aggressively protecting its intellectual property, BOXX, Corp. owns several industry wide issued patents awarded internationally throughout the US, EU, Japan, Brazil, India, China and including of product and brand trademarks. The Companies technology patents are licensable to industry partners, brands and manufactures and are applicable to the global two wheeled scooter and electric motor markets. With an industry based technology foothold, BOXX Corp’s position is game-changing and unparalleled in the market place.  BOXX product technologies are elegant in simplicity for commercial applications and uniquely positioned to be monetized through multiple income streams as the company grows.

 pg. 20

The BOXX Scooter

Specifications for the BOXX Scooter based on our existing manufactured prototypes are as follows:

BOXX – Scooter Product General Specifications Overview
Body and chassis
Chassis/Body:	Aluminum Space Frame Uni-body
Layout:	Covered Wheel Two Wheeled Scooter
Powertrain
Engine:	Twin Electric Hub Motors, 16 total horsepower
Transmission:	Dual Direct Drive All Wheel Drive
Dimensions
Wheelbase:	24 inches
Length:	1 Meter
Target Curb Weight:	140 pounds
Cargo Space:	12 inches x 12 inches x 8 inches x2 ( above the average )
Performance
0-30 mph:	4 seconds
Top Speed:	54 miles per hour+
Range:	20 - 40 miles
Other
Power:	48V Electric (110 -240V Charging)
Energy Capacity:	1KW – 4KW

The technology advancements of the BOXX® scooter exceeds current market scooters both gas and electric in its class and above. Configured into a compact and two-wheeled format and accommodating a single occupant of 5ft 90lbs to 6.5ft 300lbs including cargo, the BOXX is conceived to optimize product ease of use in the market place utilizing a familiar product layout.  With an entry retail price of $2,9971 per scooter, we believe that the BOXX scooter provides the efficiency and environmental friendly benefits without the new technology price premium, riding anxiety or safety risks of traditional scooters thereby broadening its market entry appeal.  Based on the current manufactured prototypes and supply chain components, the product retail price range is approximately $2,997 to $5,997 not including accessories and in line with the market retail pricing model.  Bill-of-materials (BOM) cost is the largest component of the retail price for the BOXX Scooter. At the prototype phase of any product design program it is quite customary to have a gap to a design BOM cost target. The cost targets for the BOXX are based on engineering results retaining a base profit margin.

Actual BOM costs can vary up or down during product development as engineering revisions are made and validated through testing. Through continuous product refinement during the product development, supplier negotiation closer to production and scale economies post-production, this cost gap is typically bridged. While design-decision driven costs are within our control, the commodity price fluctuations driven by energy prices are beyond our control.  Additionally, the estimated $3,797 average product configuration BOXX retail price is based on a 5,000 annual production volume and a BOM cost target of $2,364 that engineering expects to achieve at start of production. At 100,000 annual sales, we believe we can achieve the target $923

1 For a “base” scooter without optional accessories.

 pg. 21

price lowered BOM costs (a retail cost of $3,797+ averaged configuration) resulting from economies of scale. We believe that based on the public response received to date, selling 100,000 vehicles per year at the $2,997 - $5997 retail price is achievable.

The design is a key component to the achievement of the BOXX® production economics and serves as a brand and marketing mascot product line to the company as an original patented two wheel scooter format. It is also in part responsible for class leading performance and efficiency; drastically reducing the cost of product development and manufacturing. A typical scooter would require more than 300 to 500+ components for assembly, the BOXX scooter format can be produced with only 64 components minimizing production costs and maintains a high degree of quality.  The scooter body is a compact chassis / body layout combined into about a meter of length consisting of above average surface area for increased visibility and commercial applications that are benefiting to riders not only for the additional practical reasons but as well customizing and upgradable component accessory options. Wind drag on the scooter is also reduced by nearly half of the average scooter and permits the BOXX scooter to utilize 3X less power consumption while demonstrating class leading, industry leading patented DRIVE® AWD performance. This arrangement technically classifies as a moped thereby expanding upon the market as no special licensing is required for operating and it may be sold alongside consumer electronic devices as well as traditional scooters. We have minimized the degree of federal and state compliance requirements with this format, as compared to traditional scooters and motorcycles and all the while still meeting the more stringent safety standards of motorcycles.

Customers are able to select from ten different body color options:  White, Charcoal, Metallic Silver, Red, Orange, Blue, Yellow, Army Green, Purple, Pink and customizable editions.

Customers are be able to select from different model options: BOXXe, BOXX, BOXX M etc.

Features and Options.  The BOXX® scooter is designed to have the same standard comfort and functional features customers have come to expect in scooters:  Leather Seats, front/rear suspensions, full instrumentation, lock-ability, disc braking, weathering resistance, LED-lighting and a spacious cargo capacity.  Other newer generation and industry firsts advanced features offered standard are our Dual Motor All Wheel Drive drivetrain with Traction Control and ABS injection braking, our ultra-lightweight and power efficient patented RPM Series electric motors, modular interchangeable controllers, variable power units and once piece component construction. Luxury options available as well, include heated leather seat, GPS-mapping, mobile connectivity, various exterior body aesthetic and performance orientated versions, expandable storage and additional options.  It also can be equipped with BOXX Corp. accessory product options, such as LightGuard® ($187.00) virtual lane marking, auxiliary utility power ports, fast charging, remote app management tools, solar power systems, and additional commercial specific application configurations.

Modular Spaceframe.  The BOXX® is designed upon a spaceframe uni-body/chassis assembly, which utilizes once piece aluminum cast forms, custom engineered fitted in straight or curved geometric patterns for shape and/or strength.  Optimally positioned, struts provide added rigidity in structure for three-dimensional load-bearing.  By tailoring the spaceframe construction with the use of advanced high strength aluminum, the result is less weight, higher quality and lower costs compared to the use of other materials and construction methods. The BOXX’s body, is structurally affixed to the chassis that adds the powertrain component assembly to the scooter, also made of aluminum. Composite panels result in a lighter weight, dent-resistant aesthetic function of body components, and can reduce repair costs, as it facilities a “replacement” strategy rather than a “repair” strategy.  In-mold reinforcements positioned within the panels to further minimize and decrease tooling costs.

Modular Component Assemblies.  The scooter chassis design is a fully contained component sub-assembly and contrasts with the frame design, common in the scooter market today that requires welded tubular steel metal assemblies to serve as both the component structure and the aesthetic surface for a typical scooter design.  This frame technology is not unique to the BOXX – spaceframes for military applications have been used frequently for decades in the production of vehicles and is commonly found in aerospace design. The chassis assembly architecture allows individual component placement and removal containing the entire scooter drive train. The advantages of this chassis design are simpler production assembly, servicing or replacement of components and far greater product line flexibility to further additional products and utilization of model line components into product standards and commonality. As well, by decoupling the aesthetic and functional aspects of the product, BOXX Corp. has greater freedom in design of the production assemblies itself.

Motor/Powertrain.  Perhaps the most critical aspect to the scooter’s performance is the motor.   The BOXX® motor is an electric hub motor fitted into each wheel, it has been patented and custom-developed for both the BOXX and commercial applications.  Like the rest of the scooter, it relies heavily on off-the-shelf components and is a great execution of current technology and innovates upon it achieving leading product performance and production economics, To achieve the BOXX’s power efficiency and specification requirements, this version includes existing standard motor technologies found in production today and builds upon newly developed technologies that we have engineered combined:

 pg. 22

The RPM Motor

Specifications for the RPM Series Electric Motors based on our existing manufactured prototypes are as follows:

RPM – Electric Motor Products General Specifications Overview
Format
Chassis/Body:	Aluminum Uni-body
Layout:	Hub Motor
Powertrain
Type:	DC Brushless 3Phase
Transmission:	Direct Drive , Clutched Direct Drive
Dimensions
Tire Size:	8 inch – 14 inch
Width:	2 inches
Weight :	9.8 pounds
Performance
Watts:	400w – 6,000w
Hp:	6hp – 78hp
Efficiency:	88%
Power	24v-72v

Scooter Development and Existing Technologies Used.  While the BOXX® is unique from what exists in the current market, many of its components and technologies are already in use and accessible in today’s technology market, thus reducing the need for, and costs and execution risks of, scooter development.  Over 60% of the components utilized in the construction of the scooter’s interior, chassis, powertrain and body, such as the motors, power system, brakes and many others, are either available off-the-shelf or can be modified from off-the-shelf items for use in production of the scooter.  “Off-the-shelf” means the components are in current production in other scooters or electronic devices and the component suppliers either own the production tooling and/or designs to these components or have the permission to sell these components to BOXX Corp.  The benefits of using off-the-shelf components are proven and durable performance and lowered costs due to economies of scale.  We have already have an established supply chain with industry-leading suppliers to provide the BOXX’s systems and components.

Newly Tooled Parts and Components.  While much of the scooter’s construction involves readily available, off-the-shelf components and existing technologies, some parts are unique to the scooter and require new tooling of equipment to fabricate parts for production.  As described above, it has been noted that the motor and powertrain for the vehicle will involve a new patented design with off-the-shelf parts where possible and unique parts, such as the motors and controllers being manufactured by current market leaders.  This system, along with other powertrain, interior, chassis and body components will also require new parts production to accommodate the performance, styling and class leading features of the scooter.

Engineering and Development, to Date; Prototype Build and Design Validation.  Our development process of the BOXX® comprises five stages:  Concept Design, Engineering Analysis, Detailed Design, Manufactured Prototypes and Production Builds & Testing.  As of the date of this offering circular, we have made considerable progress through the first four stages of the scooter’s development.  Virtually all of the component design and engineering work has been completed on the

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BOXX.  The next stage of engineering and development process is production builds, scooter production engineering and test validation stage.  The primary use of proceeds for this financing round is to fund this stage (Phase II of III).  Through this process, the scooter safety characteristics, efficiency and the cost of manufacturing the product is confirmed.

Component testing is generally outsourced through the supply chain for any product certification requirements.  In fact, according to Oliver Wyman, in order to meet the evolving consumer demands and to remain competitive, suppliers’ share of the value creation in product development was 77.3% in 2012 and is projected to increase to 81.1% by 2025.1 This means that BOXX Corp. is not alone in this regard. In addition, single source components for a given scooter platform, but use multiple suppliers for their portfolio of product platforms in order to have pricing leverage over suppliers.  Although we are single sourcing any given component, our purchasing group has a reserve of two or three capable suppliers to protect against pricing or other supply risks. In fact, we have successfully switched suppliers for a few components already.

BOXX Corp. can assemble production builds for delivery through a final assembly supplier using a combination of fabricated and soft-tooled and off-the-shelf components provided by the BOXX suppliers.  Supplier components will take six to eight weeks from engineering drawing release.  Computer-aided design models or physical hardware are in place for over 80% of all non-off-the-shelf components. Once the components are available, the actual scooter builds will likely take four to six weeks.  The scooters will be built on a pilot manufacturing line.  During the production build process, issues will be tracked and reported back to the component suppliers and scooter engineering teams to be addressed.

The following tests are planned for the component assembly, with some builds to be used for multiple tests:

1)

Component and body Thermal – 4 builds

2)

Electrical – 12 builds

3)

General inspection – all builds

4)

Serviceability – 2 build

5)

Powertrain (to include altitude testing, electronics certification, drivetrain development & calibration, economy and software development & verification) – 8 builds

6)

Appointments – 4 builds

7)

Noise, vibration & harness – 4 builds

8)

Steering & braking– 4 builds

9)

Ride & handling (to include scooter turning, objective measurements, tire wear and electronic stability) – 4 builds

10)

Performance (to include motor/drivetrain AWD validation, 0-40 mph, hill climb, cold/hot temperature start-drivability and maximum speed) – 4 builds

11)

Power Systems – 4 builds

12)

Brakes – 4 builds

13)

Body systems – 4 builds

14)

Durability – 8 builds

15)

Safety tests – 8 builds

All the tests outlined above will be performed by third parties. Since the BOXX is classified as a moped/motorcycle under the Federal Motor Vehicle Safety Standards and Regulations, the BOXX does not have to meet any destructive safety tests. The crash safety testing for the BOXX will be done purely as a due care measure and not because of any regulatory requirement.

Cost Estimates Developed with Vendors.  We have also made considerable progress towards identifying and procuring component and parts supply partners who will provide the setup for and future production of components in the scooter at the start of production that equates as our current supply chain.  To date, we have obtained cost estimates from nearly 90% of our potential parts and components supply partners, with detailed estimates from each supplier for the pre-production equipment tooling and the per part costs (based on scooter production volumes).

1 Source:  Oliver Wyman Automotive Manager 2014 Articles (http://www.oliverwyman.com/content/dam/oliver-

wyman/global/en/2014/jul/17-19_AM_2014_Boosting%20Engineering%20Performance.pdf)

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Traction & Milestones

#9 Top 25 Global Products, #48 Top 100 Products, Top 6 Scooters,

Industry Gold Product Award, State Technology Grant,

Discovery Channel Feature, Tech Toys 360, BBC Gadget Man,

Wired, Fast Company, GQ etc..

Industry

Global Scooter and Mobility Market in Gas and Electric Powered and the Commercial Electric Motor Industry.

Market Size

Around 1/3 of the Global Population owns a two wheeled mobility device / vehicle.

Scooters comprise the largest global transportation sector.

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The Market

We are selling product into key sectors of the Global Scooter market and its component commercial industry, which is highly competitive.  We have examined various considerations with regard to the BOXX’s and RPM Motor’s market impact, including ownership cost analyses, the BOXX’s and RPM’s unique technology profile, cost comparisons to existing scooters and motors in the market, market testing and targeted consumer and supplier markets.  The Global Scooter Market and its Industry is currently undergoing a vast product upgrade. This change occurs as the majority of scooter products are moving away from the outdated two-stroke gasoline powered motors and configurations. This presents a technology based new-comer with new product opportunity to step into this traditionally robust and modernizing expanding industry at minimal cost.

Ownership Cost Analyses.  We expect the total cost of operating a BOXX substantially below that of any available scooter due largely to the expected retail price of a BOXX and its anticipated class leading performance and efficiency. This also holds true for our RPM Series electric motors.

Unique product profile.  We have carefully assessed whether our product(s) profile is an impediment to broad market acceptance.  The BOXX innovates upon an existing and known product segments and is well positioned to enter the existing global market.

Cost comparisons to existing scooters.  When compared to internal combustion engine scooters (i.e., those powered by gasoline or diesel oil), the BOXX is substantially more attractive on the basis of purchase cost, operating costs, performance and efficiency.  When compared to electric scooter alternatives, the BOXX still represents a significantly leading value proposition on the basis of purchase, performance, cost and convenience.

Marketing.  Since January 2012, we have showcased BOXX® scooter prototypes scooters building awareness.  The scooter has been remarkably received, gathering a number of top product accolades and state technology grants.

Target Customer.  3 Billion Urban phone tablet and TV users across the world looking for smart mobile devices, travelers, utility and business fleet services, ride share programs and the existing global scooter, motorcycle customer base. Demographics indicate a BOXX purchaser will evolve, as the initial purchasers, or “early adopters,” will have a slightly different demographic profile than the broader group of purchasers anticipated in future years.  The BOXX® is a smart scooter, a mobile device and communications hub.

Reservations for an BOXX

Since 2012, we have selectively accepted some product pre-production reservations for purposes of securing scooter production orders. We offer reservations on a refundable basis. As of September 30, 2015, we have received deposits of totaling $275,000 which are included into inventory acquisition costs in our use of funds table. We have accepted only supplier pre-production interest on our RPM Series electric motors to date.

Sales and Service Model

Sales Model.  The sales model for our BOXX scooter is based on an established global network of operational retail stores.  It is a conventional model utilizing factory-authorized dealer franchises within businesses of an established customer base.  This sales distribution model is designed to enable customers to choose specific options for their scooters at the point-of sale and provides mainstream access to purchase our products at known regional retail sales locations. This also allows our company to leverage a global regional sales personnel and service technicians to facilitate our direct customer sales. Since dealers will be purchasing directly from the manufacturer, our dealer price model is of less overhead cost to us than to internalize the expenses of these leveraged resources through dealers. Our internal Sales model is commercially focus to volume dealer sales and equipping them with product knowledge and material for sales and service within their existing individual customer base.

Fulfillment and Delivery.  Once a dealer has finalized their scooters, accessories and option selections, the order is transmitted to BOXX Corp. processed through on-hand inventory and shipped.  Our warehouse suppliers would maintain a stock of base vehicles, option parts and accessories for installation at the dealer to a customers’ selected option add-ons to the scooter, and facilitate the delivery of the scooter to the retail location of customer purchase.  We expect scooter orders to be transmitted

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real time throughout the day, then build out of standardized versions of color selection inventory and configuration options, accessories delivered for dealer installation.  Should a customer require a configuration that a dealer is not equipped with, a dealer may place a specific customer configuration order with a delivery estimation of less than 30 days including shipping time. Also to provide dealer marshaling services, we have identified auction providers, with a large regional remarketing base of services to manufacturers, financial institutions, scooter rental companies, and fleet management companies to aid our commercial sales process and sales standards.

Service.  Since our retail dealers are planned distribution sales and servicing locations, we have designed our products to be serviced through our dealers on a “replacement” component basis. A dealer may stock replacement parts that are modularly designed for simple installation of defective a defective part. Because of this simplicity our product servicing conducted at the same ease as a bicycle repair shop, no special tooling or equipment is required.  This solution equips our customers with ready available service centers in their region of purchase. Should a dealer require any specialized training or resolution servicing situation of our products we would be equipped to be onsite with our own personnel serving our dealer’s technical solutions on a per product volume basis.

Production Plan

Final Assembly Facilities. Consists of Chassis jigs and moving workstations that can be contained and conducted in a general warehouse type facility. Heavy equipment and machinery is not required. No welding, or cutting and assembly may be done under general labor, at third party supplier facilities or by dealer themselves.  An internally owned flagship final assembly facility is planned for BOXX Corp that we may “own” our production processes.

Sourcing.  We intend to sole-source components initially from major component suppliers under multi-year supply agreements and develop dual sources of certain components as quickly as practical.

Production Plan.  BOXX Engineering has begun production management plans for product final assembly. Components and off the shelf parts are manufactured and tested through our supply chain manufactures. On receivership the BOXX product undergoes its final assembly process internally operated that can be completed at the option of a selected third party supplier or in our own facility, whichever is determined our best results.  The production plan and facility assembly line requirements utilize existing infrastructure and flexible layout design of simple warehouse facilities that are low cost and readily available globally.  Such minimal equipment and labor is required that our dealers could elect to conduct final assembly of their own inventory. A detailed 46-week first production plan includes 36 weeks of pre-production activities, 10 weeks of manufactured product validation testing as outlined, assembly personnel training, and 12 weeks of increased production to reach optimal production capacity and initial inventory acquisition.  Incorporated into the production plan is the first batch of 600 produced scooters for sales delivery. Our RPM Motors and accessory products come ready for delivery through our supply chain.

BOXX Corp. is committed to making these products available to the public and commercial buyer as soon as possible. However, we have encountered delays resulting in a slip of approximately three years to the production schedule.  Approximately six months of the delay was attributable to the refinement of project scope as new technical information became available.  We note that notwithstanding assuming the success of this offering and the sophisticated engineering product simulations that have been run to date, that any further product production delay is eliminated or vastly minimized having completed nearly all our production NRE with resources in place.

The production hold since Q4 2012 has been a function of a delay in phase II production funding milestones that we believe is largely a result of trending capital industry having moved away from investing in more traditional hardware startups and more in particular vehicle types. Fortunately, at present the investing public seems to be very interested in returning to hardware asset based opportunities and this product sector in general as well as the Company itself in particular, is evidenced by the large public attention received and overwhelming expressions of interest received from this offering.  As disclosed in the section of this offering circular entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Plan of Operations,” the successful completion of this offering, we are completely production resourced funded to produce and delivery our products at capacity. Our production timetable is therefore independent of receiving any further funding, and therefore enables us to assume our original production plans and time lines without any further delays.

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Intellectual Property

Patents.  BOXX Corp. is proactive in technology development and procurement and actively protects intellectual property technology assets.

In order to minimize the risk to bring the BOXX product to market, we have included an extensive patent and trademark portfolio into our foundation industry product innovations and technologies.  Our Phase I patent and trademark portfolio is internationally awarded and are issued in key markets including; US, EU, Germany, Japan, Brazil, India and China. The design format of the BOXX scooter is also patented in entirety, trademarked and copyrighted. With 12 awarded utility patents ranging from our patented RPM electric motors, AWD Electric Drive Train, Modular Component Manufacturing and Safety systems that are across and pertain to the entire Two Wheeled Vehicle Industry as a whole, BOXX Corp. has an industry technology foothold.  While we have taken proactive measures to protect our technologies others could possibly find solutions to marginally design around our patents. This means that others could develop similar technology systems and produce a competing product, which would adversely affect our business, prospects, financial condition and operating results.  However, their cost to do so we believe presents a more favorable interest to simply license our industry technologies. Assuming that we successfully launch the BOXX

 Scooter,, we expect that other companies – whether they are traditional auto companies, motorcycle companies, or other startups – to attempt to begin producing their own scooters.  However, we believe BOXX Corp. would be well positioned to remain an industry technology leader due to the following:

•

We are currently several years ahead of the industry and its product competition in terms of the design and technologies.

•

We are established with a network of supplier relationships that are not easily duplicated by manufacturers or other startups.

•

We believe we have created a sustainable brand loyalty through the manner in which we develop innovative technologies and product design. The BOXX is deliberately priced at the $2,997 base price target even though the market will bear a higher price without any competitors at the outset. By not opportunistically pricing the BOXX, it will be difficult for competitors to attract BOXX customers away.  We further believe that most major scooter manufacturers are saddled with legacy costs (pension obligations, etc.) and massive corporate infrastructure and overhead that would make it very difficult for them to innovate and compete with our targeted product prices and performance specifications.

•

We believe our patent portfolio to be industry lockdowns on our standard scooter technologies such as our patented two wheeled Vehicle utilizing two Electric motors over two directly or non-directly driven wheels comprising and All Wheel Drive system at its most basic level for all two Wheeled Vehicles

•

Our RPM Electric Motors Series is as well an industry wide general design and manufacturing method for an electric motors that realize increased power and efficiency and at least 3x less weight than comparable powered industry products.

•

Our patent and trademark portfolio claims back to 2010.

Trademark and Trade Badge BOXX.  Is a registered Trademark with the US, EU, Japan, Brazil, India and China.

•

BOXX Corp. Phase I awarded patents are of an estimated current value between 3M - 5M by our issuing patent firm. Additional industry and product patents are planned.

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Government Regulation

Many governmental standards and regulations relating to safety, economy, emissions control, noise control, vehicle recycling, substances of concern, vehicle damage, and theft prevention are applicable to new motor scooters, motors, and equipment manufactured for sale in the United States, Europe, and elsewhere. In addition, manufacturing and other supplier assembly facilities in the United States, Europe, and elsewhere are subject to stringent standards regulating air emissions, water discharges, and the handling and disposal of hazardous substances. The most significant of the standards and regulations affecting us are discussed below:

Motor Vehicle Safety.  The National Highway Traffic Safety Administration (NHTSA) defines a motorcycle as “a motor vehicle with motive power having a seat or saddle for the use of the rider and designed to travel on not more than three wheels in contact with the ground.”  In order for a manufacturer to sell motorcycles in the US, the manufacturer has to self-certify to meet a certain set of regulatory requirements promulgated by the NHTSA in its Federal Motor Vehicle Safety Standards (FMVSS).

Our FMVSS strategy is designed to meet motorcycle requirements and conform as much as possible though our product requirements.  90% of these requirements are meant through our suppliers requirements to meet manufacturing certification requirements on our components.  All of our components are therefore standardized and certified on delivery.

The National Traffic and Motor Vehicle Safety Act of 1966 (the “Safety Act”) regulates vehicles and vehicle equipment in two primary ways. First, the Safety Act prohibits the sale in the United States of any new vehicle or equipment that does not conform to applicable vehicle safety standards established by NHTSA. Meeting or exceeding many safety standards cost is substantially reduced by producing emission-less electrically powered vehicles and further by producing scooters or motorcycles. Second, the Safety Act requires that defects related to motor vehicle safety be remedied through safety recall campaigns. A manufacturer is obligated to recall vehicles if it determines the vehicles do not comply with a safety standard. Should we or NHTSA determine that either a safety defect or noncompliance exists with respect to any of our products, the cost of such recall campaigns could be substantial, however shared through our manufacturing suppliers.

Operator’s License and Helmet Requirements.  Since the BOXX is a scooter/ motorcycle by NHTSA definition, laws and regulations pertaining to the operation of a motorcycle and wearing a helmet can apply to us.  However, as the BOXX is designed as a moped (regulated top speed and power) many of these requirements are exempt to users of our products. The DOT has already approached us and declared legislatures exemption from the application of these requirements classified as a moped. Foreign countries that comprise the majority of our markets are even less stringent.  The BOXX will be equipped with VIN incase of any country registration requirements though generally not required on our product.

Pollution Control Costs.  We are required to comply with stationary source air and water pollution and hazardous waste control standards that are now in effect or are scheduled to come into effect should we conduct our own final assembly facility operations. We do not yet have an estimate of the cost of compliance.

Motor Vehicle Manufacturer and Dealer Regulation.  State laws regulate the manufacture, distribution, and sale of motor vehicles, and generally require motor vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to consumers in the state, province or country. Our dealers and importers are in part selected based on meeting these requirements themselves.

Upon completion of this funding round, the Company will initiate country homologation process in our key markets to assure our products sell-ability in each market meeting certification and all product requirements.  The process can take up to six months and cost tens of thousands.  A margin of this costs can be picked up by our selected importers. Additionally we can accelerate our international product certification process across the board by first participating in our international shipping vendor’s requirement protocols. We have a special account arrangement with DHL for our international product shipping to begin such processes.

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Competition

The worldwide scooter market, particularly for price economy and efficiency, is highly competitive today and we expect it will become even more so in the future. Other manufacturers have entered the scooter market and we expect additional competitors to enter this market within the next several years. As they do so we expect that we will experience significant competition. With respect to the BOXX, we also face strong competition from established scooter manufacturers, including manufacturers of known scooters, such as Vespa, Honda, Yamaha, other high efficiency, economy scooters.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage initially.

We expect competition in our industry to intensify in the future in light of increased demand for alternate vehicles such as scooters as the rate of urbanization continues to increase, continuing globalization and consolidation in the worldwide scooter industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, economy, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in a further downward price pressure and adversely affect our business, financial condition, operating results and prospects. Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and our market share. There can be no assurances that we will be able to compete successfully in our markets. If our competitors introduce new scooters, components or services that compete with or surpass the quality, price or performance of our products or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Research and Development

During the fiscal years ended December 31, 2013 we spent $450,000 respectively, on engineering, research and development per our planned Phase I program activities.

Employees

To date we have resourced contractors and have no formal employees during our Phase I program. Our founder /CEO is a fulltime resource since inception. The significant engineering work on the BOXX design and engineering has occurred by leveraging our CEO’s abilities, contracted engineers, prospective suppliers and partners. Upon successful completion of this offering we are engaging in our full-time employee resources for our Phase II production plan.

Legal Proceedings

BOXX Corp. Delaware Stock entity: There have been no events under any bankruptcy act, any criminal proceedings and any judgements, injunctions, orders or decrees material to the evaluation of the ability and integrity of the company. There are not presently any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

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PROPERTIES

We have concluded our principal Phase I rental office headquarters and shop facilities in Portland Oregon and currently maintains a company mailing address. Upon successful completion of this offering a headquarters office of operation and a warehouse inventory assembly facility is to be acquired. Potential locations include one or the other or both California and Nevada of the United States. Determination of location is based on our supplier logistics and personnel business resources. This may present us with two individual facilities or one combined. Additionally it is at our option to purchase a facility instead of leasing with which we may also then lease extra office or warehouse space to private business. This option increases our assets and the purchase of an existing facility has been included in our use of funds.

Status

There are no issued options or warrants of the company to date. There are no loans to the company as of date.

 Use of Proceeds

After the offering, BOXX Corp’s plan for successful operations for the first 24 months and beyond shall include implementing the following:

1.

BOXX Corp. Engineering immediately begins readying the production version of our entire product suite for production. As well concurrently implements all outline product provisions with suppliers and production initialization. Further, a third tier unit will engage proactively in slated additional product variations based on the production drive train and chassis, implementing additional patents and producing additional new product and technology readiness.

2.

BOXX Corp. immediately secures its business operations and establishes headquartered operational facilities, as well implementing its product production facility beginning production and inventory procurement for sales initialization. Production capacity and the business of such is established.

3.

BOXX Corp. Sales actively engages in a global network of product sales having readily available product inventory on hand for delivery and in person corporate sales. A global mobile sales personnel and marketing team is established into all our key markets utilizing internal directors and leveraging regional dealer personnel networks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Since our private entity registration in July 2009 and our Delaware incorporation in May 2015, we have been engaged primarily in developing the design of the BOXX utilizing our IP and our Phase I program private funding for that development.  Having completed that program we are considered to be a Phase II turn-key product production stage company. Since we are devoting substantially all of our efforts to establishing our product and delivery business production capacity, our planned principal operations have not yet commenced and are to commence on the successful completion of this offering.

Operating Results

We have not yet generated any profit revenues and do not anticipate doing so until product production is in place and a year from the time of the successful completion of this offering.

 pg. 31

Our Phase 1 program had 3 quarter time and 1 part time contracted engineers and 1 full time CEO design engineer and leveraged supplier resources for low overhead prototype product development. We have produced 5 Product prototypes and 8 component product prototypes, 14 international patents and 4 product suites from the program. We have participated in three trade shows and three feature broadcast shows and have received multiple print accolades for product and company.  Our IP Legal firm has floated the completion cost work for our patent portfolio assuring our technology patents are all issued. This outstanding expense is included into our use of funds. We have received a technology grant award from the state of Oregon on offering raised.

Plan of Operations

Much of the product engineering has been completed, and we are finalizing our components, such as our motor controller and power systems for production. Our Phase I manufactured prototypes testing suggest that the important product performance specifications are being achieved.  To date, $725,000 thousand has been invested in our scooter engineering and development in hard costs and not including labor of work that we managed to leverage or compose at little or no cost. With most of the product development completed, we are ready to begin product production having raised the larger amounts of capital described by this offering. The diagram below portrays the general stages of development for the current financing round and the subsequent phases leading to product production.

We are in the process of refining our production plans with suppliers to start production in 24 months from the completion of this offering. The key milestones for the 24-month schedule are as follows (with B1, referring to BOXX products):

•

$10M Regulation A offering underway

•

B1 Engineering Revisions release – Month 6

•

B1 Component builds begin – Month 7

•

Component Testing  – Month 7-11

•

B1 Production release & tooling kickoff  - Month 12

•

Facility and equipment  – Month 11

•

Production integration and validation – Month 12-14

•

Initial inventory batch ordered – Month 14

•

Production Parts Receiving – Month 15

•

B1 preliminary testing builds  – Month 16-17

•

Product Assembly Testing – Month 17-19

•

Product and Production Refinements 20 - 24

•

Start Inventory Production – Month 24

We do not anticipate raising additional funds within the next five years of this offering, during the establishment of phase II production capacity and sales revenue. Any further resources beyond the company would be focused to bank credit lines and industry partnerships capable of providing additional company expansion resources.

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Inventory Sales.  Committed customer reservations have provided significant funding for base company operating during the past times of gap between phase I and this phase II offering. These funds are indicated in our liabilities. As we achieve each additional milestone in the production of the BOXX, dealer / customer confidence increases.  Accordingly, we expect to see surges in sales as the production is achieved and on hand production inventory is announced to our awaiting dealers and customers:  Our first batch of BOXX inventory is sold and out for delivery immediately as it is packaged.

Sales Release of Holdbacks.  We currently have $2.9+ million plus in immediate pending sales interest from prospective dealers and $26+ million plus on first 5,000 units produced globally. Once production begins and our batch on hand inventory purchase is produced to a ready delivery state, we expect this immediate revenue to be incoming within the first months and second year of production.

CONCLUSION

BOXX Corp. is committed to producing market leading scooters, mobility devices, electric motor(s) and powertrain component industry technology solutions.

 pg. 33

PHASE I WHITE PAPER

 pg. 34

Forward-Looking Statement

This financial model (“Model”) contains information and other materials that are strictly private and confidential. The recipient of this Model (“Recipient”) agrees not to disclose the information and other materials in this Model to any person or entity except with the prior written consent of BOXX Corp. ("BOXX") and in all cases in accordance with and subject to any confidentiality agreement entered into by and between BOXX and the Recipient.

In preparing this Model, BOXX has relied upon information that is publicly available. The Model contains selected information and does not purport to be all-inclusive or to contain all of the information that may be relevant. The information contained in this Model has not been independently verified by BOXX, nor has BOXX conducted any due diligence in respect of the information provided. It should be noted that all projections are provided for general reference purposes only in that they are based on assumptions relating to the general economy and other factors beyond the control of BOXX.

It should be further noted that no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this Model.

While this Model has been prepared in good faith, except as required by law, neither BOXX nor any of its related bodies corporate, nor their respective directors, officers, employees, advisers or agents, nor any other person, have made, or are making, any representation or warranty as to the completeness, accuracy, reliability or appropriateness of this Model or any of its contents or outputs, and no legal or other commitments or obligations shall arise by reason of the provision of this Model or its contents, or any outputs derived there from. Accordingly, neither BOXX nor any of its related bodies corporate, nor their respective directors, officers, employees, advisers or agents, nor any other person, shall be liable for any direct or indirect or consequential loss suffered by any person as a result of relying on any statement in or omission from this Model or any other information provided in connection herewith.

By retaining and using this Model, the Recipient represents to BOXX that it is capable of making its own independent assessment as to the validity and accuracy of the assumptions, data, results, calculations and forecasts contained, presented or referred to in this Model, and the economic, financial, regulatory, legal, tax and accounting implications of such. The Recipient further represents to BOXX that it is not relying on any recommendation or statement by BOXX.

This Model may contain forward-looking statements, forecasts, estimates, projections and opinions ("Forward Statements"). No representation is being made or will be made by BOXX that any Forward Statements will be achieved or will prove correct. Actual future results and operations could vary materially from the Forward Statements. Similarly no representation is being made or will be made by BOXX that the assumptions disclosed in this Model upon which the Forward Statements may be based are reasonable. The Recipient acknowledges that circumstances may change and the contents of this Model may become outdated as a result.

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55 Million Scooters sold worldwide are forecasted in 2014 to 2023 and reach 6 Million units sold annually (2014/09/01 Navigant Research), a $12B forecasted market by 2025 (IDTechEX). The world’s dominate form of motorized transportation is growing rapidly throughout both the developed and emerging markets placing new demands on the industry for innovative and environmentally conscious product technologies. A lucrative business opportunity exists in this market. With traditionally robust margins, a 1% market share product platform is a successfully profitable business model.

BOXX® products created by BOXX ® Corporation are a brand of OEM next generation patented component technologies. Intersecting style, modern industry advancement and environmental awareness that is price competitive with the traditional market place.

The 1 Meter BOXX® is a micro scooter product with modular upgradable components, a dual motor all-wheel-drive train, traction control, ABS braking systems, and twin hub motors.  BOXX® product(s) specifications are unprecedented and industry leading. Patented two-wheel AWD electric drive train and electric motors provide a distinct and substantial competitive advantage.  Our components are feature rich advanced technologies designed for the two-wheeled product industry and offer the market outstanding quality and performance.

BOXX® Corporation designs, develops, engineers, and markets electric motors and technology component solutions as well as complete compact global transportation products for the private consumer, commercial industries, and government businesses. Our Phase I Series has completed product prototyping resulting in the BOXX® products package. Our technology component products are now ready for production scaling, inventory procurement, and delivery as a Phase II Series production. Utilizing a network of drop ship distributor retail channels we have a worldwide product distribution and servicing network throughout our trademarked markets.

A Phase II Regulation A Offering US$10.0M product(s) production raise produces an initial output capacity asset of 4,435 units by Q4 CY17.  Profit on 4,435 BOXX® units. Yielding a $4M annual credit lines on 90-day receivables and an projected industry standard 11X EBITDA multiple, BOXX® realizes its growth into a $100M + company by 2021 poised for dividend payouts at option on free cash flow and is positioned for additional IPO or sale.  Production of the first 4,435 units at 4K per unit MSRP average delivers profit on US$10.0M of equity capital. The Phase II Regulation A Offering Q1 CY16 US$10.0M produces Q4CY17 US$26M+ inventory revenue and an 8,000 annual unit output production capacity asset.

Our industrial product design and engineering technology intellectual property portfolio is composed of 7 key patented industry technology components with over 14 international utility and design patents applied to the entire two-wheeled product industry. BOXX® products are patented and trademarked throughout the markets of the US, EU, Japan, India, Brazil, and China.  BOXX® Corp. designed and engineered OEM technology BOXX® product component system patents are of an expanding value advancing the two-wheeled product market. Patented electric motors, electric dual motor two-wheel drive system for two wheeled products, modular power systems, mobile OS communications and patented product design formats are industry forefront innovations of BOXX®.

CEO/CTO: Eric Vaughn Meyers

Honors & Awards

| #48 Top 100 Products T3 | #9 Top 25 Ways to go Global Monocle | 2014 Spark Gold Transportation Design Award |

2nd Silicon Valley Startup Cup 2014 Business Model Competition | $50K State Technology Grant

 pg. 36

PROPOSITION SUMMARY

BOXX® Corp. is an industrial engineering firm focused primarily on the two-wheeled scooter market through the design and engineering of industry leading proprietary technology products and components (“product solutions”). Our branded product solutions offer key industry advancement to a market that as we see it has been largely neglected from product and technology innovation over the last thirty to forty years. This is a rapidly expanding global market and is the largest transportation industry globally that is environmentally timely due for industry advancement technologies and next generation compatible urban scooter products that meet the modern market demand as the rate of global urbanization increases steadily at an ever accelerating rate. It is a timely opportunity for the BOXX® Corporation business proposition on its product line positions.

BOXX® branded product solutions therefore are an opportunity to be on the forefront of the market specializing industry technology standards that incorporate advanced and innovative design engineering offering a number of industry firsts. These performance solutions are innovative to market technologies. We strive to be the vanguard of industry changing personalized scooter transportation solutions through our commitment to first being an innovative engineering firm that also retains our own internalized craft. Industry market innovation and evolution are the foundations of our work as exemplified by our patented and trademarked motor design, weighing in at just 9.8lbs yet yielding the same performance as industry standard 25lbs motors.

The scooter market, specifically personal portable transportation advancement and its commercialization, is a strong growing niche market within the industry as a whole. Rapid global population growth and urbanization currently create and continue to create emerging and often times competing pressures that culminate in the need for increased space, energy efficiency and environmentally clean ‘micronized’ personal transportation product solutions and their enabling supportive technologies in the future. The continued population growth and urbanization in both developed and developing countries eventually drive the need for an additional layer of transportation innovation, amplifying the existing prevalent need for advanced large scale mass transit systems and similar solutions on both domestic and international fronts.

Societal, environmental and industry market demands that pertain directly to the established first world market (“developed market”) translate to and illustrate the exponentially growing needs of the third world market (“emerging market”) as well. BOXX® offers solutions that effectively address both developed and emerging markets through innovative means, methodologies and practices that differ from current standardized industry measures. These innovative solutions recognize both developed and emerging markets as a combined economic system in broad stroke demand applications while addressing the socio-economic and environmental variances within these markets with product solutions that are custom fit, or customized, for differing regional corporate and retail consumers. Creating new industry standardization measures across the board for both developed and emerging markets through dynamic and innovative solutions is a core value of our company and in our belief, the true value proposition of our pioneering research and development (“R&D”).

Product Solutions: Micronized personal transportation and scale mass transit systems.

BOXX® Corp. recognizes that the emerging global economy offers a singular business opportunity.

Our entity addresses both the first and third world markets.

Our components offer and support industry innovation and advancement.

Our products are ‘global products’ utilizing simple, next generation technology.

Our brand and marks exemplify efficient and clean personal scooter transportation solutions and industry electric motors.

This Proposition Summary offers a unique opportunity to enter this important industry via a new name brand and product segment with industry patented technology commercial component products.

 pg. 37

BOXX® Product Solutions

Distinctive Competence

We understand the operational, financial and brand product design requirements of a product engineering firm better than a product vendor.

 Table [A] Product Description: Foundation Product Package

BOXX®

“The 1 Meter Scooter”. Our first product release. The flagship product. Compact urban and rural first and third world electric personal transportation vehicle. Wrapping a company around the product image.

BOXX® FEATURES AND BENEFITS

▪

First standard fulltime AWD two-wheeled vehicle with Traction Control and ABS braking.

▪

Modular Components make technology upgrades a snap. Consumer end product is adaptable to changing technologies.

▪

Easy to ride. Introduces new potential user groups to two wheeled vehicles.

▪

Requires only driver’s license to operate.

▪

Standard Freight shippable. Easy to distribute. Simple consumer portability.

▪

Modular Control unit.  Easy servicing of electronic systems much like a laptop computer.

▪

Fits a large range of user sizes.  Male and Female.

▪

Practical and environmentally progressive

LIGHTGUARD®	Our first accessory product release. Virtual Lane safety system for bicycles and two wheeled vehicles. Introduced first as standard on BOXX®. 50% margin. Sub 200.00 accessory item.
Foundation Product Package FEATURES AND BENEFITS

▪

Leading Industry Technology

Our foundation product package advances us an industry forefront. Therefore we are able to well establish our own brand line into a large and rapidly expanding global market.

▪

Innovative yet standardized

Our product package innovates while retaining current market access points.  Universal appeal, usability and consumer feasible price points

▪

Global Market Reach

Our product package is designed to spawn multiple side product lines to the consumer, commercial and government markets.

▪

Brand Staging Product Lines

Our product package initially describes products adaptable to first and third world countries with trifling adjustments.

 pg. 38

Table [B] Phase I Product Line Suite: BOXX® Corp. Advanced Industry Technology Components

SUN	Our solar power generation product line.
Powered by BOXX®	Our modular and interchangeable electric vehicle / device controller product line. Initially operates BOXX®. Extendable to other vehicles and products. Upgradeable, removable scooter electronics.
RPM	Our advanced in wheel electric motor product line.
UI	Our product – standardized user interface software system OS | APP (Touch Screen Input)
CELL	Our modular power system product line. Batteries / chargers and other components that facilitate electric systems.
DRIVE®	Our adaptive All Wheel Drive (AWD) control system for two wheeled vehicles.
LIGHTGUARD®	Our virtual information display / two wheeled vehicle lighting safety system products. Extendable to other vehicles and uses and vehicle types, such as bicycles.
APPMOBILE	Our telematics based system and communications hub for configuring of BOXX® vehicles (Under R&D).

Table [C] Licensing Program: Powered by BOXX®

Our foundation patent and trademark package is designed across each of our initial seven key component technologies for industry use through our POWERED BY BOXX® licensing program. This consists of:

▪

AWD technology for two wheeled vehicles including use of two motors and a controller (Industry Standardization).

▪

Advanced in wheel efficient lightweight motor assembly design for two wheeled vehicles (Industry Standardization).

▪

Modular components and manufacturing for and of two wheeled vehicles. Focused on removable exchangeable electric vehicle control and power generation systems (Industry Standardization).

▪

Two wheeled vehicle safety systems. Focused on external vehicle to vehicle / user communication systems utilizing vehicle travelling / visor / clothing for heads up display systems (Industry Standardization).

The BOXX® product brand name is staged to extend into future products such as compact urban /rural two wheel and four wheel electric micro vehicles, electronic mass transit vehicle control systems, mobile electronics interfacing OS systems and further BOXX® internationally registered trademarked product lines.

 pg. 39

Foundation Patent and Trademark Portfolio

BOXX® 1 Meter Scooter is designed as a literal company brand translation. We are poised to coin an entirely new vehicle format with 14 U.S. and international patents for two-wheel vehicles covering vehicle format, drive system, safety lights, manufacturing, modular components, software, electric motors and power systems. In addition, we have U.S. and international trademarks over BOXX® and related product marks and product brand badge. BOXX® patents and trademarks cover an entire vehicle format where any shaped box over two wheels is protected making BOXX® The 1 Meter Scooter the industry trademark standardization, much like the ‘Kleenex’ brand is to tissues. Any other name placed on such a vehicle format would still be known first as a BOXX® to the industry and consumers. BOXX® represents a paradigm shift that is a game changer within the industry. Our patents are licensable industry component technologies offered through our Powered by BOXX® licensing program.

BOXX® is a solidification of 7 key industry component technologies introduced in one product:

Table [D] Patent and Trademark Portfolio

Patent / Trademark	Date	Description / Note
29/3575168 D644569	Sept 3, 2010	US Priority Design Patent. (Vehicle Format)
D17107410	Sept 3, 2010	Brazil Design Patent (Vehicle Format)
ZL20113005712.5	Sept 3, 2010	China Design Patent (Vehicle Format)
18357520001	Sept 3, 2010	European Union Design Patent (Vehicle Format)
235293	Sept 3, 2010	India Design Patent (Vehicle Format)
20116108/JP	Sept 3, 2010	Japan Design Patent (Vehicle Format)
13/042898/U	May 27, 2010	Electric Motor Assembly for Two Wheeled Vehicle
13/117602/U	May 27, 2010	Two Wheeled Vehicle with Modular Features
13/042932/U	May 27, 2010	Two Wheeled Vehicle Defined Image Surface Lighting
PCT/US2011/038405	May 27, 2010	Two Wheeled Vehicle with All Wheel Drive System (US)
PCT/US2011/038405	May 27, 2010	Two Wheeled Vehicle with All Wheel Drive System (EU)
PCT/US2011/038405	May 27, 2010	Two Wheeled Vehicle with All Wheel Drive System (Japan)
61/349,015	May 27, 2010	US Provisional Parent Patent (Open 20 years)
BOXX® ( BOX )	April 15,2010	US BOXX® Corp. Product Trademark
BOXX® ( BOX )	April 15,2010	Brazil BOXX® Corp. Product Trademark
BOXX® ( BOX )	April 15,2010	China BOXX® Corp. Product Trademark
BOXX® ( BOX )	April 15,2010	European Union BOXX® Corp. Product Trademark
BOXX® ( BOX )	April 15,2010	India BOXX® Corp. Product Trademark
BOXX® ( BOX )	April 15,2010	Japan BOXX® Corp. Product Trademark
BOXX® Badge	April 15,2010	US BOXX® Corp. Product Badge Trademark
BOXX® Badge	April 15,2010	China BOXX® Corp. Product Badge Trademark
CORE	Sept 20,2010	US BOXX® Corp. Product Trademark
DRIVE	March 2, 2011	US BOXX® Corp. Product Trademark
LIGHTGUARD®	January 6, 2011	US BOXX® Corp. Product Trademark
UI1	November 12, 2010	US BOXX® Corp. Product Trademark
HUB1	July 14, 2011	US BOXX® Corp. Product Trademark
SUN1	January 19, 2012	US BOXX® Corp. Product Trademark
CUBE®1	January 19, 2012	US BOXX® Corp. Product Trademark
LIVE GREEN	May 17, 2010	US BOXX® Corp. Marketing Trademark
BREATHE BLUE	May 17, 2010	US BOXX® Corp. Marketing Trademark

Company Overview and Objectives

Company Overview

BOXX® Corp. focuses on advanced product design engineering, technological innovation, original component platforms and unique solution systems. BOXX® Corp. is a multinational corporation and a direct product brand targeted to consumers, commercial businesses and government markets.

BOXX® Corp. has completed the initial Phase I of planned III phases, referred to as our Prototyping Program, with successful initial market acceptance. We achieved a high level of industry recognition and presence among consumers worldwide. The following highlights key milestones of our initial Design Phase:

Table [E] Prototyping Phase I Milestones

Initialized foundation patent and trademark program

POC 1 Prototype to operational status

Initiated web page logic and graphic design

First year anniversary of Prototyping Program

First BOXX Patent goes public with successful industry reception

BOXX manufactures prototype fleet final assembly begins

BOXX Corp media and print interview publication.

BOXX receives first selected reservation

Unveiling of “The 1 Meter Scooter BOXX” to the public at the Portland International Auto Show

BOXX drop ship dealer sales inquiries begin.

BOXX dealer development

Paris 2012 Autoshow. BOXX Corp. receives 33 million show search hits

	Q1	Q2	Q3	Q4
2009
2010			Initial Supply chain established
2011
2012

BOXX receives major and extensive media publications (Foundation Marketing package). A few global print examples include: Popular Mechanics US/SA BOXX Top 6 scooters of 2012, Stuff Magazine UK / SA BOXX stuff that’s hot, T3 Magazine UK BOXX named #48 of Top 100 2012, Top Gear Magazine UK, FHM China, Fast Company US, GQ Magazine France/Germany, Mashable, WIRED Magazine UK/ US and an interactive iPad edition, AutoBlog, Discovery Channel etc. BOXX Corp. has received over 1,500 inquiry emails on our website during this time with ongoing market and consumer interest.

Portland Fashion Week, showcasing the BOXX in a fashion forward lifestyle event

 pg. 41

Cont.

BBC Gadget Man Show BOXX Feature

Awarded Motor | AWD | Modular Utility Patents

Approved $4M Annual Production Credit Line

Silicon Valley Startup Cup Business Model Competition

Awarded State Technology Grant

Winner 2nd BOXX Corp. Silicon Valley Startup Cup Business Model Competition

BOXX Wins Spark GOLD International Product Design Award

Forecasted:

Regulation A Offering

	Q1	Q2	Q3	Q4
2013
2014	Established Production Engineering Resource Partnership
2015	Phase II Production

 pg. 42

Company Objectives

Objectives: Near Term

The company plans to deliver two major releases of BOXX® product variation in its initial production year along with select configuration packages for direct drop ship dealer retail consumers, commercial manufacturing industries.  These variations are concurrently addressable by BOXX® patented and unique modular component systems, specifically RPM, our patented Electric Motors.  RPM Series electric motors interchangeable between BOXX® scooters and other manufacture scooters and can be deployed to equip other products with specific required feature sets.  This is our product revenue staging establishing base industry component product business. Additionally mid-stream of BOXX production we can begin to release RPM Motors for sale with good product margins and minimal volume. Further we can release other component accessories production midstream such as our LightGuard® product. A safety accessory device product that further extends our markets and brand awareness that includes bicyclist markets.

We are also concurrently building our “Powered by BOXX®” industry tech-licensing program. This is BOXX® Engineering as its own business unit, which will also leverage our industry technology lead by key developers in supporting our industry’s growth and technology introduction and acquisition. This program pertains currently to our Patent Component products such as our RPM electric motors and DRIVE® products.

Table [F] Revenue Staging

The company has outlined a three-phased approach to successful revenue staging.

Phase I	Phase II	Phase III

Manufacturing and product development in the United States.

▪

An elite engineering core practice

▪

Development of industry leading technologies

▪

Leverage industry leading component manufacturers to position additional R&D resources

▪

Establish an open reservations-generating channel. (On our selection)

▪

Enlist all product and technology IP as FIRST public exposure of company and products. Securing Industry Asset following of BOXX® Patents.

▪

Wrap Company Brand around Iconic Product described in a literal translation.

▪

Final assembly only process and third party component manufacture setup.

▪

Extensive multinational IP and Trademarks portfolio

▪

6 Direct Markets. (US, India, Pan-Europe, Japan, Brazil, China) Trademarked

▪

7 Key Industry technology component innovations instilled as standard technology in flagship BOXX product. Hardware and software systems.

▪

100% Design Engineered by BOXX® CORP.

▪

Self-Generated Marketing. Industry technology innovation creates our brand.

Product production

Phase II, run closely with Phase 1 and in accordance with global demand, is focused on establishing product production.

Produce first sales ready inventory batch of product suite.

Commercial dealer setup

Commence Corporate Dealer Sales.

*Phase II - III production and manufacturing are still in the thousands of units a year, representing less than 1% of the scooter market and therefore have additional volume market share growth and lifecycle.

Phase 3 is to globally capitalize upon the success of the brand and growth in the US and rest of world by focusing on Europe, India and Asia Pacific which collectively represents 99% of the scooter market today.  At this point the enormous upside of the scooter market will continue to accelerate BOXX® growth.  While we expect to ship units to the EU and Asia immediately, our US sales focus would occur primarily after the EU.  Asia Pacific represents a vast majority of the established potential scooter market. Latin America is an emerging core market.

Additionally, Phase III would introduce a concerted effort to establish and leverage the “Powered by BOXX® ” licensing and industrial commercial market with technology solutions competing with markets two/four-stroke gas powered scooter market (including 2, 3 and 4-wheel markets low speed vehicles) worldwide, representing an approximate doubling of the total addressable market for BOXX® patented  DRIVE® Power-Train and RPM Series Motor product solutions .

Additional Product versions and lines begin including a step through designed version of BOXX product.

Phase II Production Program

BOXX® Corporation production program over establishes the BOXX® product final assembly production over the calendar year asset with an initial output capacity of 4,453 units readying product delivered to the market in Q4 2017.

 pg. 43

Initializing our production program on Phase II Resource capital, we couple BOXX® engineering with our established partners, product engineering and development firms specializing in production and bring fully equipped engineering staff and resources. Utilizing this relationship we complete our BOXX product production version and initialize a production line and output capacity.

The unique partnerships at our resource accelerates production development while minimizing costs and mitigates any internal time to operation.  Our combined skills therefore allow us to bring an advanced product to market at a substantially reduced rate of cost while at a higher than average product quality result.

Priority Sub-Production Programs

Business Unit: AppMobile Wireless Management Connectivity

Our wireless connectivity development program extends over two primary objectives; firstly to add wireless capabilities to our BOXX product, secondly to integrate a complete telematics commercial fulfillment solution into BOXX® using a priory proprietary co-developed system with partners.

The initial edition of AppMobile on will leverage the modularity of the BOXX® design that enables user connectivity and commercial customer monitored meter usage. This will be done through the addition of a sensory package to the modular control DRIVE® product unit.

With wireless connectivity, BOXX® is an able all in one Smart Scooter mobile communications hub for all customers. This enhances after sale product application experience that offers a compelling setup for mobile operators as a smart phone on wheels product applied to urban rental scooter operators. It is a micro business model product for BOXX® that changes from a capital expense model to an operating expense for purchasing companies.

Phase II Business Unit: RPM Series Electric Motors and Component systems

Modular, upgradable and innovative quick charge power and motor solutions offers additional BOXX® Corp. industry component product lines for other scooter brands and manufactures.  Comprised of 7 key patented industry technologies. This is a Phase II sub program.

BOXX Accessories Product Line

A featured BOXX® product accessory line ranging from external cargo bays, personal customization and mobile application utilities. These products are included into our phase II initial product offering.

Light Guard Accessory Product Line

LightGuard® is a standalone and patented safety accessory product for BOXX® vehicles and bicyclist market. Included in Phase II.

BOXX Product lines

BOXX® chassis and component systems are designed for format adaptability into multiple product configurations for successive product updates and versions.  Phase II includes as well a step through design version of BOXX scooter to increase market product line appeal.

Funding and financial Projections

Business Units

BOXX® Corp. utilizes the development structure of multiple independent business divisions to develop specific revenue generating sources among the direct retail and corporate consumer market sectors.  The divisions are internally housed and maintained by reporting director heads while operating in their own business capacity.  Business units harvest the degree of specialization required to maintain and develop industry leading technologies and product solution systems, while also providing the channels which to distribute product and maintain corporate performance.  BOXX® Engineering and Powered by BOXX® are two examples of currently planned Business Units.

Business Models

BOXX® Phase II initially derives revenues from four sources:

1.

BOXX® unit sales.  Presently in multiple version scooters, a standard issue unit and upgraded feature units, respectively.

 pg. 44

2.

Micro Business Accessories lines designed by BOXX, such as LightGuard® safety system for bicycles and two wheeled vehicles. High Margin product composed by 3rd party manufacturing.

3.

Powered by BOXX® - Industry component technology solutions providing technology to other brands and manufactures.

4.

RPM Series Electric Motors lines products designed and patented component technology by BOXX. Electric motors for a range of existing market products. Composed by 3rd party manufacturing.

Objectives: Long Term

Trademarked and patented over 6 major countries the company is setup on plans to establish a global market presence through a multitude of branding product lines with the purpose of gaining consumer an industry market leadership position. Initially this is done over the distribution of our mascot BOXX® product comprised of leading product specifications; iconic appeal and industry component technologies offered at a competitively accessible price point.

We are able to employ add-on accessory products throughout our product line and successive new product lines built from our current component product technology base that broaden our future product offerings. While we are focused and specialized on the two wheeled scooter industry initially, our core engineering and product design is able to extend the exercise into innovative product designs focused into markets seen as an opportunity for modernized products and extending industry technology advancements such as drones.

Further, we look to opportunities, on the basis of increasing clean technology products that provide as an environmentally suitable sustainable lifestyle solution for efficient modernized urban living practices. Our key 7 component technology products from hardware to software and solar units provide our entry position into these expanded product lines and market developments through our BOXX® Corp. Business Units.

Funding and Financial Projections

BOXX® Corp is offering an Regulation A  investment in the amount of US$10.0M to achieve the following financial projections:

Table [G] Five-Year Financial Projections

	2017-2018	Year 2	Year 3	Year 4	Year 5
Total Revenue	$ 5,188,229	$ 15,940,979	$ 52,516,159	$ 74,953,618	$ 98,787,613
EBITA	$ 230,308	$ 2,398,684	$ 15,049,597	$ 22,766,151	$ 30,653,389
EBITA %	4%	15%	29%	30%	31%
Unit Sales	1,284	4,262	15,263	21,916	29,400

Production 2017: Q4 Our BOXX® Production asset is in operation with an initial output capacity of 4,435 units annually, beginning drop-ship retailer dealer sales fulfillment, ship globally on inventory acquisition.

Production Year 2-3: Profitability is reached on a product production delivery of 4,435 units.

Production Year 4-5: Capitalizes on the success of brand growth established within the first years of production having delivered units worldwide to dealers and retailers.  The increasing production capacity, on hand product inventory and revenue, we are then in position to support and expand product delivery for high volume chain retailers and distributors. Regional marketing and sales programs begin focused promotional programs initially throughout Europe and the Asia Pacific. At this point the enormous upside of the scooter market accelerates BOXX® market segment growth as our product(s) see a foothold in the industry. While we expect to ship and distribute units globally immediately from current and future drop ship retailer orders, our primary regional marketing efforts are focused to Europe and the Asia Pacific that further establish our iconic BOXX® Scooter brand to the market majority. Europe and the Asia Pacific represent a vast majority of the scooter potential market closely followed then by Latin America. The US market represents a solid luxury product market.

BOXX® Capital Customer Financing is forecasted beyond production year 5 providing continued revenue over the products lifecycle per unit that increases margins and finances customer purchases of BOXX® products.

 pg. 45

BOXX® Headquarters building asset – procuring our own final assembly and engineering facility would likely present an attractive option vs. leasing providing more optimized product production, inventory delivery, and the added cash flows of additional business integration.

Phase II Option Exit Strategy

By production year 5 we enter the forecasted prime of the scooter market growth stage, where the economics of electric scooters sold worldwide oversells traditional gasoline scooter units as the market population continues to urbanize. With 4,435 BOXX scooters delivered and distributed worldwide, BOXX® Corporation realizes its self-sustained profitability and projected industry 11X EBITDA multiple for growth into a $100M+ company and is poised for dividend payouts on free cash flow for year 5 returns positioning an early stage exit option.  Expanded production sales through year 5 by partnering with suppliers and distribution partners we realize greater volume with our proprietary globally patented technology solutions, valuing our production sales and component technology assets – of BOXX® scooters and technology DRIVE® Power-Trains – to a forecasted revenue of $98.8 million, that enters the firm into a second option abound for further IPO, acquisition or recapitalization on internally generated free cash flow.  At an 11x multiple to EBITDA, roughly industry average, production year 5 forecasts BOXX® should warrant a $360M firm valuation.

Table [H] Valuation of BOXX® Corp through Phase II

	2017-18	Year 2	Year 3	Year 4	Year 5
Total Revenue	$ 5,188,229	$ 15,940,979	$ 52,516,159	$ 74,953,618	$ 98,787,613
EBITA	$ 230,308	$ 2,398,684	$ 15,049,597	$ 22,766,151	$ 30,653,389
11x EBITA	2,533,389	26,385,520	165,545,565	260,621,144	360,202,388

E. Market Opportunity

Industry Overview

Scooters exist in almost every global market and remains the most prevalent form of motorized transportation in both developed and emerging markets worldwide.

55 Million Scooter and Motorcycles will be sold worldwide from 2014 to 2023 and will reach 6 Million units sold annually (2014/09/01 Navigant Research), a $12B forecasted market by 2025 (IDTechEX).

We forecast an initial 1% market penetration as a base case in our respective six key direct markets in which we are trademarked and patented, being: India, China, Brazil, US, Japan, and the European Union.

BOXX® has been developed for the global scooter, moped and electric bicycle industry market segment. BOXX® offers industry product innovation with the potential to further broaden and expand the existing market into new segments previously out of access or under-developed. We have formulated our initial target market segment for the BOXX® product in order to achieve an overall 1% market penetration. The market segment is large and rapidly expanding. Capturing one percent of the global market can readily and easily yields over 100,000 unit sales annually. As an urbanizing and congested global economy continues to further propel the industry, BOXX® is positioned at a lower price target than traditional motor scooters in its class and is modernly electric powered.

The following important points should be noted:

▪

The worldwide two-wheeled scooter market is expected to grow at a compound annual rate of 9% through 2023 with 467 million scooters on the road by that date, with smart electronic versions growing rapidly within the segment category.

▪

European markets for scooters and electric vehicles are expected to grow rapidly at an expected annual rate of 48%.

 pg. 46

▪

Globally increasing levels of pollution combined with rapid urbanization make scooters that are clean and efficient attractive.

▪

The small displacement scooter class is greater than 55% of the scooter market and growing. [1] BOXX® is adaptable scooter displacement via software.

▪

Scooters are considered a premium purchase enjoyed by wealthier riding enthusiasts in countries such as US, Canada, Japan, Germany and Italy. In contrast, in developing markets scooter and mopeds are considered as essential modes of transportation.

▪

One percent of the Brazilian scooter market alone represents 20,000 units annually. Twenty thousand units annually in each of our five direct markets is a well-supported global target.

▪

BOXX® is in a unique position for broad market adoption. It has already captured the industry’s attention through its innovations for the target market segment. This is indicative of that BOXX® is in the right direction for the existing market.

▪

BOXX® is designed to consider the larger third world emerging markets, where a majority of industry sales take place, while retaining the smaller first world luxury market that increases brand awareness.

▪

Demographic: The BOXX® product acknowledges the female consumer audience while retaining traditional attributes attractive to the male market, in order to provide for as much universal appeal as possible ranging from teen youth to the elderly. BOXX® is the easiest and simplest-to-handle scooter.

▪

The scooter industry has been technology stagnate for decades. This is part of the formula that places industry technology gains within reach. BOXX® Corp. has selected and created BOXX® by first selecting an industry that is accessible.

Market Size

Much of the current growth of scooter usage coincides with the rate of urbanization throughout the world that is related to population density and pollution problems.  The market for scooters accounts at over 467 million units worldwide, while sales of electric powered versions currently hold 2% of this segment are accelerating rapidly at rates as high as 48% annually in non-Asia and 37% in India.

Table [I] Five Year E-Scooter Global Unit Sales

Electric-Scooter demand is expected to dominate global unit sales in the electric 2-wheeled scooter space, according to Pike Research, totaling 138 million units sold by 2025.

*Navigant Industry and Market Research forecasts BOXX Corp. as scooter industry player.

 pg. 47

Chart [1] Cumulative E-Scooter and E-Motorcycle Sales

Cumulative E-Scooter and E-Motorcycle Sales
Global Market, 2011-2017
140
120
100
80
60
40
20
(Vehicles Millions)
2011E
2012
2013
2014
2015
2016
2017
E-Scooter
E-Motorcycle
Source: Pike Research

Market Driver - Pollution

Coinciding with the largest urban growth areas is a rapid rise in congestion and pollution.  This growth is driving desires for smaller form factor transportation, increased mileage, and lower pollution. Overall, there is a need for transportation that is more suitable to these highly concentrated and polluted urban areas.

Electric scooters provide a clean and compact solution to traditional internal combustion engine scooters that populate the world’s urban mass transit areas.

 pg. 48

China, for example, has implemented bans on gas-powered motorcycles in 90 cities (Internal Combustion Engine, or ICE motorcycles).  Single stroke gas powered engines are amongst the highest polluting vehicles on the roads today, and are squarely in the sites of the Powered by BOXX® Drive-Train solution as well as the BOXX® Scooter.  The ban in China has prompted an explosion in electric powered scooters; growing rapidly as a solution.

The market for Scooters alone in China is expected to be 13.5m in 2017 according to Pike Research.

 pg. 49

Market Driver - Urbanization and Population Density

Population density is a major driver of both shorter commuting distances and a rise in overall pollution as noted above.

Chart [2] Motorcycles as Percentage of Total Vehicles     Chart [3] Total Population by City Class Size

Scooters have been a good solution to high population densities globally, forming the foundation of our key target markets.

Market Driver – Cost Competitiveness with Internal Combustion Engine Vehicles

Table [I] Cost Comparison with ICE Vehicles

Attribute	E-Motorcycle	ICE Motorcycle	E-Scooter	ICE Scooter
Total Cost of Ownership	$ 9,844	$ 12,025	$ 3,929	$ 3,773
Assumptions	Driving 10,000 miles/year, electricity costs are $0.064/kWh, gas costs are $3.25/gallon, 6-year ownership		Driving 5,000 miler/year, electricity costs are $0.0649/kWh, gas costs are $3.25/gallon, 3-year ownership

Due to the slower average speeds and urban usage, smaller battery packs (the single most expensive component in the electric scooter), stop and go nature of urban travel among other factors, the overall cost of scooters vs. ICE (internal combustion engine) scooters is on parity.  Combining the increased awareness on pollution, readily available and standard power charging, with rapid charging available, compliant with increasing city regulations electric scooters are highly competitive with their gasoline-based counterparts.   This opens not just the “lifestyle” market, but the electric-Scooter as a viable alternative to the 100x larger market of ICE scooters worldwide.  Beating the competition on power efficiency and delivering a unique style, BOXX® is poised to be a powerful entrant to this nascent new portion of the global scooter market.

Market Conclusion

The Scooter market is a large and competitive market.  A competitive market means a substantial traditionally stable market with an established customer base. BOXX® Corp. designs products for such markets and industries, but is also creating separate market target segments through a unique product offerings. BOXX® signifies an opportunity to propel forward a carefully selected industry, providing it with the right product at the right time.  Thus BOXX® abides by two important product design rules: it is designed for the established infrastructure and it retains a familiar user / use technology application to build upon the market.  Blending the traditional with innovation advancement, BOXX® can evolve the industry and expand its market.

 pg. 50

BOXX Competitive Analysis

When it comes to electric scooters, it is all about efficiency.  BOXX® ‘s propriety patented RPM Series Electric Motors and control systems delivers more motor power per kilowatt (kW) and more range per kilowatt-hour (kWh) of battery life.  BOXX® adds to the innovation with all-wheel-drive (AWD) and less than average recharge time, with upgraded power systems for distinct and substantial competitive advantage that stands out from competition.

Table [K] Power Comparison: BOXX vs. Other E-Scooters and E-Motorcycles

*Extended Range ** Range based on average speed, weight and other factors                                                                              Source: Pike Research, Ten-01 Capital, BOXX Corp

Ground transportation can broadly be defined as 2-wheel, 4-wheel, and mass transit.  BOXX® operates in the scooter segment, itself a subset of the powered 2-wheeled scooter or moped market. Powered scooters can be broken into internal combustion engine (ICE) and electric vehicle (EV).  Markets are from e-Bicycles, e-Scooters and e-Motorcycles.        Table [L] Examples of Electric Scooters

Examples of Electric Two-Wheeled Vehicles
E-Bicycles
E-Scooters
E-Motorcycles

Sources: Scwhinn Bicycles, made-in-china-online.com, E-Moto, Vmoto Ltd., Oxygen S.p.A, Treehugger.com, Quanzhou Kactain Development Co. Ltd., Mission Motor

 pg. 51

Emerging Competition

The electric scooter space is developing rapidly as battery technology has enabled longer ranges and relatively short recharge times (2 hours on average, with 1-hour or less rapid recharge kits available for some models, such as BOXX®).

The Scooter worldwide market is comprised of 467 million units. This includes the internal combustion engine (ICE) units. E-Scooters are a well-defined growing portion poised to overtake this market as the new majority standard.

Scooter product success is based upon the strength of the power vs. range (features) versus price.  BOXX® provides the greatest combination of both range and power to cost.

Table [M] BOXX Performance Comparisons

Make	Model	Performance/Dollar**
BOXX®	BOXX	11.136
BOXX®	e | M *	9.385
E-Max	80L	9.257
E-Max	120L	4.708
E-Max	90S	7.000
E-Max	120S	6.193
Evolve	Neon	4.360
Evolve	Titanium	7.888
Brammo	Enertia	1.828
Brammo	Enertia Plus	1.606
Brammo	Empulse 6.0	1.424
Brammo	Empulse 8.0	0.924
Brammo	Empulse 10.0	1.222
Current Motor	Economy	0.839
Current Motor	Deluxe	0.719
Current Motor	Standard	0.712

                                                                                                     * Extended Range    ** Average of Speed Efficiency and Range Efficiency, divided by MSRP

 pg. 52

Market Traction Stats

BOXX® has received significant market interest, ranging from media to direct consumer outreach as a result of word of mouth as well as the significant media attention that the enigmatic first unit, BOXX® Prototypes, have received.

The table below gives an overview and summary of the attention that BOXX® is receiving in the marketplace – all of this with zero budgetary allocates to push marketing.  The only outreach program has been to attend the Portland International Auto Show in 2012 and the Paris Auto Show – by request – in 2012.

These figures collected over the preceding 12 months.

T

 pg. 53

Stat Over-View

To date the company has attended international trade shows, received more than 500 press inquiries, 1,000+ drop ship dealer inquiries world-wide, 253 franchise dealer requests and experienced more than 30 million product search hits on the website from more than 25 different countries and is recipient of top industry press awards and honors.

Awards & Honors

▪

Top 100 Products #48 T3

BOXX 1 METER SCOOTER 2012

▪

TOP 25 Ways to go Global #9 Monocle

BOXX 1 METER SCOOTER 2013

▪

Top 6 Scooters

BOXX 1 METER SCOOTER  2014

▪

GOLD Winner SPARK International Product Design Award

BOXX 1 METER SCOOTER  2014

Grants

▪

Awarded State Funded Technology Grant

BOXX Corporation

        2014

(BOXX CORPORATION RECEIVES A MAXIMUM MATCHING TECHNOLOGY GRANT FROM OREGON STATE FUNDED IN THE AMOUNT OF $50K FOR ITS PRODUCT BUSINESS AND INDUSTRY TECHNOLOGY ADVANCEMENT.  FUNDS ISSUED ON $10M REGULATION A OFFERING

Global Interest

BOXXCORP.COM has indicated a strong global interest in the BOXX® Scooters™.  Inquiries have been from each of our major markets targets of key criteria: 1) modern forward lifestyle, 2) regions of high urbanization rates 3) established and known scooter markets.

Top inquiries are from Customer, Dealer and Press Inquiries and include technology licensing inquires, careers, internships, financing requests, manufacturing products and services, and general curiosity of excitement pertaining to the brand direction of BOXX products.

This high level of visibility from our website has led to a number of direct requests for production engagement and order inquiries, outlined below. Highlights are that more than 1,700 purchase inquiries have been made, with 253 of those being dealer inquiries for more than one unit and more than a tally for over a 5,000 unit annual production rate initially required to meet demand.

Media inquiries have resulted in a number of valuable interviews, articles and features that have contributed to increasing exposure despite currently establishing product production.

 pg. 54

Table [O] Consumer, Dealer and Media Inquiries February 2012 – January 2015

Sales and Sales Leads	No. of Unsolicited Inquiries	Likely Order Size	Immediate Inventory Size
Direct to Consumer	848	1-2	848
Dealer Inquiries	253	25	6,325
Initial Units*	1,101	1	1,101
Total Unit-Based Sales Inquiries	1,724		7,178

Licensing Inquiries	No. of Unsolicited Inquiries	Likely Order Size	Immediate Inventory Size
Powered by BOXX®	14	100	1,400

Media, Investor, Other Inquiries	No. of Unsolicited Inquiries
Show Invites / Events	42
Seeking Employment at BOXX®	100+
Internships at BOXX®	32
Unsolicited Investor/ Joint Venture	26
Press Media	361
Suppliers	74
Number of Unique Country Inquiries	33

MANAGEMENT

Organizational | Future Personnel

BOXX® Corp’s future staff organizational structure expansion is centered on division department development. First division focuses include: BOXX® Engineering, BOXX® Operations, and BOXX® Capital.  This is a top down vertical integration organizational structure that is equipped with respective personnel fulfilling specific corporation tasks.  Each employs its own management and resources under the direction of its representative directors.

BOXX Engineering Group

BOXX Engineering Group is composed of talented and experienced engineers that range in focused techniques specific to advanced engineering practices in vehicles both traditional and electric powertrains, aerospace and materials engineering, consumer electronics and software systems. The BOXX Engineering Group comprises the core competencies of BOXX Corporations businesses. Innovating and advancing product technologies across multiple industries markets resulting in efficient cost effective product lifecycle(s) that are optimized for quality manufacturing. BOXX Engineering Group is an enterprise of resources ranging from equipment(s) to an extensive series of partnerships. BOXX Engineering is ever adaptive in both personnel and tools. The innovative structure allows optimal product development and efficiency increases 3X to 5X time to cost than traditional engineering methods. BOXX Corporation fosters and sustains great engineering teams that are ideal for technical innovations.

BOXX Operations Group

BOXX Operations Group is an international Enterprise of Executive Teams from the US, UK, Europe, Korea and Brazil that are committed to the business development of BOXX Corporation. Consisting of regional co-CEO, COO, CFO CSO, CIO (s) and including department directors comprising the corporate enterprise of BOXX Corporations executive businesses and internal operations. BOXX Corporation’s innovating business practices and strategies foster a leading executive team and a resourceful operations enterprise.

Hiring Plan | Resource Development

▪

BOXX® Engineering Group currently utilizes a strategic corporate partnership containing a fully equipped engineering team. Some BOXX Phase I engineering team members will continue to be present for advisory during this Phase II program and make additional director and staff hires as required.

▪

BOXX® Operations Group Phase II executive team includes business operations and management roles of COO, CFO, CIO.

▪

BOXX® Capital Group Phase II team initiates revenue sales and marketing operational teams midway that utilize both internal and third party contracted entities in preparation for operational product production.

▪

BOXX® Advisory Board utilizing founded and expanding relationships with trusted advisors including Silicon Valley resources.

PRODUCTION and Manufacturing & Production

Our phase II production program is located in United States hosted by our Engineering partners facility our onsite engineering resource effectively operating as BOXX headquarters. This facility fulfills our first year operations and production development requirements of which we to select a facility as quickly as BOXX Regulation A Offering concludes. The Phase II program establishes BOXX® production assembly with an output capacity of 4,435 units annually. This plant assembly model, our primary product assembly facility is located in the US and supports product exporting with expanding off source production such as Brazil for Latin America Market.  The final assembly plant is a designed production model that BOXX Corp. can easily re-create in numerous locations and countries as required that meets market demand through additional subsidiaries.  BOXX Corp. is removed from actual product manufacturing, instead all component manufacturing is completed through the supplier supply chain and BOXX Corp. simply maintains final assembly production of components supplied by the supply chain.

Initial product final assembly is done by hand, or hand assembly.  As such, no heavy machinery or specialized equipment needs to be purchased or utilized. Facility design and first assembly practices have been meticulously planned for streamlined cost effective assembly leveraging from existing manufactures with the ability to meet increased production capacity without further costly capital injection.

BOXX® Corp. has established relations with top manufacturers and industry component suppliers. We are working in conjunction with leading suppliers to companies such as Boeing, Lockheed Martin and within the mobile device and computer industry to develop and manufacture key components. Leading industry suppliers are a prerequisite standard of our high

 pg. 56

quality component engineering and manufacturing. The supply chain for key components is currently established and intact for high volume capacity.

To note, all components are developed, designed and engineered by BOXX® Corp exclusively for BOXX® products.

Future growth and expansion

Subsidiary Joint Ventures and Strategic Partnerships

BOXX® Corp is primarily headquartered in the United States and will expand into direct markets in India, China, Japan, the Pan-European Community, Brazil and by respective regional subsidiary joint ventures and strategic partnerships. The BOXX® product is trademarked and patented in each of these directed markets through the foundation patent and trademark Phase I package.

Subsidiaries and Regional Expertise

BOXX® Corporation Subsidiaries are forecasted entities to serve expanded product production and distribution within regional markets. They are modeled after the BOXX HQ final assembly plant where BOXX Corp. retains ownership on its product production process continuing its development and optimizing efficiencies.

BOXX® product version is produced initially through the BOXX US HQ and BOXX Brazil assembly plant delivering and distributing product throughout our directed markets. Establishing additional base revenue with regional increasing margins as BOXX® Corp. expands into global production.

The following important points should also be noted:

▪

Facilities: BOXX® Corp. HQ US fulfills our forecasted financial forecasts during the first 5 production years.

▪

Structure: BOXX® Corp. HQ – is an operational production, corporate dealer sales and marketing, product design and engineering headquarters.

▪

BOXX® Corp. HQ is equipped to output 4,435 unit production capacity from this Phase II program and can double to 8,000+

▪

BOXX® Corp. HQ supply chain can be mirrored into each subsidiary utilizing regional expertise.  Key components supplied by BOXX Corp. supplier manufacturing, marshalling our product productions.

BOXX® Phase II Production

The following points should be noted with respect to BOXX® Production:

▪

BOXX® production incorporates BOXX® Corp.’s final assembly subsidiaries plants through-out our trademarked markets. (these can be select dealers)

▪

4,435 unit initial annual output capacity, 16 units a day, 32 general laborers, expandable to 400 unit a month capacity utilizing a 8,000 - 10,000 sq. ft. facility.  ( non-automated )

▪

Production Facility approximately US$20K monthly operation cost (ex-parts) for every 4,4350 unit annual output capacity.

▪

Produces an initial on hand sales ready inventory.

Strategic Manufacturing Partnerships

Providing a technologically superior solution is attractive in terms of partnership and/or acquisition as a plug-in manufacturing product solution to existing scale manufacturers interested in establishing an immediate foothold in the scooter manufacturing space and is at our option.

 pg. 57

Marketing and Sales

Marketing Strategy Overview

Phase I BOXX® company core market focus: Global Branding

Our foundation marketing Phase I is a developmental stage consisting of brand identity company & product association that creates industry awareness.  This base solution marketing established through the BOXX product itself exhibits an iconic mascot innovation of product design as a company flagship brand. It’s a message reflected in engineering technologies innovation and product quality and representative of company core engineering competencies. This creates brand value and ultimately leads into our product sales positioning strategy.

The following important points should be noted:

▪

Self-generated media first initiated by BOXX® Corp. patent publications creating industry awareness and technology following, furthering industry trade show appearances, viral BOXX® Corp. engineering videos and regional product shows.

▪

Major Industry Publication: GQ Germany/France, Mercedes Benz, Top Gear UK, WIRED UK/US, Stuff UK/SA, Popular Mechanics US/SA, BOXX® #48 Top 100 products T3 2012, FHM China, Focus UK, Fast Company, Mashable, Discovery Channel, Monocle #9 Top 25 ways to go global 2013.  Tech Toys 360 2014, BBC Gadget Man 2014

▪

Industry Navigant Research forecast BOXX® Corp. brand as an industry player among majors.

Phase II BOXX® Component product market focus: RPM Series Electric Motors

This Phase II marketing program leverages the lifecycle of BOXX Electric Motor performance value instilled by the company mascot BOXX product.  As in Phase I, the program marketing is a largely self-generated by-product of company core competencies pertaining to product production, distribution and engineering developments that are demonstrated as of above average in industry component sector by through our mascot BOXX product.

The following important points should be noted:

▪

Pioneering Stage: The early adoption and industry reporting of BOXX’s leading innovations and original format. It’s a fresh and progressive face for the market.  Production and delivery of product generates this press marketing.  This is the industry disruptive message that introduces our products and technologies.

▪

Competitive Stage: BOXX product is taking a foot hold in the market having been distributed through worldwide dealers/retailers Product reviews and testing widens as does market penetration. This advertising establishes our products competiveness to other products.

▪

Retentive Stage:  This aspect of marketing is our first effort of push and designed advertising of our products.

Sales Overview

BOXX® Phase II Sales Position Strategy:  Initial sales effort during this program consists of simply fulfilling pre-requested orders and delivering drop-ship retailers a monthly production capacity or volume batch order option.  This method of sales backlog work easily delivers our first 4,435 – 10,000 units of product. With worldwide drop-ship importer and dealer sales requests, our first production inventory is sold out as it is produced.

In addition, the following points should be noted:

▪

Our BOXX® sales program begins to initiate in its own capacity 6 months prior to product production release.

 pg. 58

▪

BOXX® sales leasing programs for commercial fleet rental programs are an option.  Circulation of re-acquired leased units for used and refurbished sales revenues expanding the purchased unit revenue in multitudes over the product lifecycle.

▪

At $2,997 BOXX® is the lowest price roadworthy electric scooter in its performance and application category. Offering more capability of new and old than similar priced gasoline scooters or other electric scooters furthering and driving industry sales.

▪

BOXX® Product has been designed, as a global market product, a “global scooter”. Significant changes/modifications can be made possible by its design allowing it to achieve a competitive price point and functionality standard in all markets.

▪

BOXX® Product price point model is comparable to that of Vespa scooters. The specific and relative price model employed to each intended market region. Market designed price points are expected.

Sub-themed sales program outlines:

▪

Differentiation Strategy: The BOXX® product iconic format itself provides the general patented dual motor electric two wheeled drive train and makes for an unprecedented competitive advantage that is completely unique to BOXX® product and technology. It is feature rich to the industry spurring additional product sales based on technology applications and a class leadeing product image.

▪

Quality Leadership Strategy:  Designed for efficient cost-savings production methods that provide leading product feature sets and quality set to price to value ratio that is difficult for any traditionally motivated competitors to meet and or desire to offer.  Vast innovations of BOXX® provide this opportunity.  Our product entry price point may be stated as best bang of for the buck.

▪

Niche Differentiation Focus Strategy: Worldwide sales and distribution network of our product simply as a 1% novelty product.

▪

Cost Focus Strategy:  Our sales strategy involves offering a basic-low cost value standard entry issue product to a focused worldwide market segment. We illustrate 1) A production Capacity 2) on hand inventory with prompt delivery 3) and capital resources to result into high volume retailer orders.

Current and Future selling Method

BOXX® Corp’s product selling model first applies to drop-ship regional dealers.  Prioritized as a mission critical business division, BOXX® maintains a direct supporting corporate sales product ambassador team.  Our process of sale entails regional dealers qualifying, demonstration and technology services made accessible by us as a product vendor and leveraging their sales personnel.  It is a traditional auto dealership structure.  However, BOXX® is also a consumer electronics device and may be sold and distributed accordingly as such much like a television set or computer device at retailer stores whom sell bicycles. It is one of very few vehicle products that can employ this type of dual selling method and can exploit the retail market segment.

Online Sales. Phase II online sales are only available to our registered dealers.  An ordering portal where they may access is to be opened.

 pg. 59

Commercial Corporate Sales much like Boeing would sell its airplanes is our internally used sales method for our products. We can offer commercial clients custom adapted specifications that address a growing number of private commercial business utility model applications. We expect a large sales market over independent and citywide rental fleets for expanding urbanization ride-share programs and small business delivery fleets.

Government programs are of additional potential large-scale utility sector productions for our product resulting in sales, product alterations and R&D micro business innovations of components that are opportunities in some cases for pre-market product deployment ahead of consumer sector product lines.

Dealer Distribution Chain Retailers are sales programs that we employ to introduce our products to new consumer retail segments outside of traditional scooter or vehicle stores utilizing the consumer electronics market segment. We can then easily introduce succeeding products through these loyal and established worldwide networks.

BOXX® Corp. actively grows and supports a global product brand ambassador’s sales team encompassing our regional markets continuously promoting our products onsite and engages customer loyalties.

Pricing and Packaging

We employ market and industry competitive pricing models for our products. Thus, we are able to adapt our product with trifling changes competitively required for every market price point.  This model pertains across both first and third world markets. In alignment with our brand model describing us to the upper high end of pricing models retaining brand quality, industry leading performance specifications, product innovation, and the perception of products instilled with vision.

Our packaging shipping model is comprised in monthly shipping volume utilizing a carrier account relation (DHL) for heavily discounted cost of shipping. This makes shipping of our scooter product comparable and compatible to standard consumer electronic freight shipping world-wide reach at competitive rates for low volume purchasers. The cost of shipping our scooter is well below industry averages under this arrangement and exceeds customer expectations.

Historical and Financial forecast

Historical Financial Information

To date, BOXX® privately financed US$725,000 to complete its Phase I program. These funds were used for the following Phase I prototyping program purposes, which comprise the initial founding assets and IP that BOXX® currently owns or possesses and continues to develop.

▪

Patent Portfolio (Global)

▪

Trademarks (Global)

▪

Website and Domains

▪

POC Prototype

▪

Manufactured Prototype Production Scooters

▪

Prototype Parts Inventory

▪

Assembly Tools

▪

BOXX® -developed software for scooter operation

▪

Tradeshow Display Assets

▪

BOXX® Design Blue Prints and Digital Fabrication CAD data’s

 pg. 60

Sources and Uses of Funds with Phase II Regulation A $10 Million OFFERING

       Table [P] Source and Use of Funds

Allocation of $8,900,000 USD Regulation A Capital:

▪

4,435 Unit annual BOXX product production asset

▪

On hand sales ready inventory

▪

Operations | Engineering | Production Facility

▪

Component Technology Products and Assets

▪

Sales and Marketing

▪

International Subsidiary

▪

Revenue

Offering Uses of Funds
Sources (US$) Convertible
Raised	8,900,000
TOTAL	8,900,000

Uses (US$)
Headquarters Operations	100,000
Assembly Plant Setup Operations	250,000
Phase II Production Engineering	1,000,000
Liabilities | Assets	200,000
Personnel	400,000
Sales & Marketing	200,000
First Inventory	1,500,000
Contingency	100,000

TOTAL	$3,750,000

 pg. 61

BOXX CORP
PHASEII Flow Projection	Q1 2016	Q4 2016	Q3 2017

Sources
Phase II Regulation A	3,750,000
Uses
Phase II Production Engineering	100,000	400,000	500,000
Headquarters Setup Costs	25,000	50,000	25,000
Assembly Plant Setup Costs	-	125,000	125,000
Liabilities | Assets	100,000	50,000	50,000
Personnel	133,000	133,000	133,000
Sales & Marketing	-	-	200,000
First Inventory	-	100,000	1,400,000
Contingency		-	-
Working Capital	3,392,000	2,534,000	100,000

Financial Status

The firm is founded for a deeply talented and collaborative effort, maximizing the minimal amount of outside capital required for the level of development attained, including:

▪

BOXX® prototype units

▪

Internationally patented motors, controller, all-wheel-drive and component sub-product systems capable of deployment in the flagship BOXX® Scooter product, and including industry technology licensing.

▪

Phase II production setup and first batch inventory sales on production.

This section further contains the following financial documents:

-

Exhibit A: Historical Financials

-

Exhibit B: Key Assumptions

-

Exhibit C: Revenue Plan and financial projections from the Key Assumptions in Exhibit B

 pg. 62

-

Exhibit D: Investment Proposition

Exhibit A: Current Status

Table [Q]

BOXX ® Phase I General Program Expenditures
$'000	Total Spent to Date
Operations	$130,000
Labor	65,000
Patents	87,000
Prototypes	285,000
Marketing Sales	50,000
Working Capital	40,000
Travel and Trade Shows	65,000
Production Units	-
Total Spent and Reserved	722,000
Private Capital	500,000	-
Reservations	222,000	-
Net in BOXX	$722,000

Table [R]
BOXX ® Phase I General Balance Sheet
Assets		$
Patents		3,000,000
Prototype Units		450,000
Cash		272,000
Total Assets		3,722,000

Liabilities

patents portfolio		75,000
reservations		272,000
Total Liabilities		$349,000
Owner's Equity		$3,373,000

 pg. 64

Exhibit B: Key Assumptions

Modest market-by-market growth, standardizing in a 400 unit per month output initially and growing until such point that international markets require their own production centers or dealers.  European Union and Asia Pacific in particular are much larger markets.  We establish brand in the United States but see the non-US markets as being multiples of the domestic market.  International units will be serviced by drop ship retailers with the modular DRIVE® product initially, and/or contracted to regional service representatives as needed for dealer support. The Scooters compact shipping size, international DHL drop shipment is a viable initial solution.

Table [S] Production Growth

* BOXX® Europe, India, Japan and Brazil are locally produced for that market BOXX® Core1 Units.

Table [T] Company Personnel Growth

 pg. 65

Table [U] Balance Sheet

Balance Sheet	Base	Year 1	Year 2	Year 3	Year 4	Year 5
Interest rate Earned on Money Mkt/Tbills etc	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
Interest rate charged on Line of Credit (Prime+ X)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
A/R reserve as a percentage of total A/R	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%
Inventory reserve as a percentage of Inventory	10.00%	10.00%	5.00%	5.00%	5.00%	5.00%
Deposits	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Prepaid Materials as a percentage of Inventory	15.00%	15.00%	10.00%	5.00%	5.00%	5.00%
Accounts Payable other as % of operating expenses	25.00%	25.00%	2.50%	2.50%	2.50%	2.50%
Accrued Liabilities - Salaries & Related as % of salaries	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
DSO - average	30	30	30	30	30	30
Inventory days	90	81	73	66	59	53
DPO - average	30	30	30	30	30	30

Commissions (Includes In-house)
Commissions as a percentage of net sales	Base	Year 1	Year 2	Year 3	Year 4	Year 5
Sales and Distribution	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Finance & Accounting
	Base	Year 1	Year 2	Year 3	Year 4	Year 5
Annual Audit/Tax Expense	5,000	5,000	10,000	40,000	45,000	45,000

 pg. 66

B.

The Offering

The Company is offering a maximum of 1,000,000 9% Convertible Preferred Stock Shares at a price of $10.00 USD per Unit, with all Shares having a value of $10.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Electric Motorized Bike products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 67

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 1,000,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $10.00 USD

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $10.00 USD

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

 pg. 68

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $10.00 USD

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Company to required to furnish you with quarterly un-audited financial reports and an annual audited financial report. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 69

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11595

Phone: 855-9VSTOCK

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 1,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 70

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in BOXX Corporation.

The Company	BOXX Corporation is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 74 of this Offering. Item 10

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $10,000,000 from Investors.  The securities being offered hereby consists of up to 1,000,000 9% Convertible Preferred Stock Shares of the Company, priced at $10.00 USD per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 1,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 9% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s mailing address is 19821 Hamilton Avenue, Torrance, California 90502. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

BOXX Corp. commenced operations in July of 2009 as a private entity and incorporated as a Delaware Stock Corporation in May of 2015.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that BOXX Corp. will operate profitably.

Overview:

BOXX Corp. is a Delaware corporation, incorporated May 25, 2015, formerly based in Portland Oregon. The company aggressively protects its intellectual property and owns 14 issued patents for its industry wide product technologies including electric motors. The Company BOXX scooter product is an AWD electric scooter of patented design and industry class leading performance. It is a next generation smart scooters designed to meet the new market of the current scooter industry.

 pg. 73

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.

Our directors, executive officers and significant employees, and their ages as of November 30, 2015, are as follows:

Name

Position

Age

Term of Office

Executive Officers:
Eric Vaughn Meyers	Chairman Chief Executive & Chief Financial Officer, CTO	40	July 2009
Marcus Taylor	Chief Operating Officer	46	January 2012
Najmeh Halibi	Chief Securities Officer	39	November 2009

Directors:
Brandon Fisher	Director BOXX Engineering	36	October 2009
Paul D’Souza	Director Public Relations Product Ambassador	58	August 2009
Brent Neill	Director Corporate Finance and Accounting	46	April 2015
Jerome Fauchet	Director EU Dealer Retail Management	--	August 2015
Luiz Andre Dias	Director Global Project Resource Operations	52	February 2012

Advisors
Gildo Pallanca Pastor	CEO Advisor to CEO Eric Vaughn Meyers	52	October 2012
Phil Frank	Product Principle Design Advisor and Mentor	51	July 2009

A.

Directors and Executive Officers. Interim officers and directors (excluding the CEO) will serve for 6 months until respective successor(s) are elected, qualified and hired.  Officer and employee hired personnel is contingent on the success of this offering. BOXX Corp.  Employee staff is selected from over a hundred pooled applications for phase II personnel resources.

Executive Officers

Eric Vaughn Meyers, Chief Executive Officer / Chief Technology Officer and BOXX Corp Board Chairman.  Mr. Vaughn is the principal product designer and design engineer of BOXX 1 Meter Scooter, product suite, brand marketing and CEO/CTO founder creator of BOXX Corporation.  With over eight years of multidisciplinary education, Mr. Vaughn holds degrees over various studies ranging from engineering, business, law, industrial design, product design, philosophy, physics, logic design, computer science, broadcasting and marketing, literature, extending into specialized training and mentorships. He holds 14 patents and is creator of BOXX Corp IP. Vaughn began a career in Vancouver BC leading him to four time Emmy nominated design work for multiple commercial films and transitioning into product design specialist for Ziba Design consultancy. Mr. Vaughn prior to BOXX consulted companies in setup and staging, business operations and strategies, branding, sales and marketing, product design and design engineering and technology engineering practices that drive the growth of companies. An Entrepreneurial born, Vaughn is well versed in the creation and sustaining of company and product.  He plans first generation over sighting of his BOXX Corporation Company into a self-sustained profitable operational production with continued product lines and technologies developments.

 pg. 74

Marcus Taylor, Chief Operating Officer and BOXX Corp. Board Member.  Marcus has a broad experience in the IT and telecoms sector and its application in sectors like automotive, payments, media, health and travel. He has worked for blue chip companies and helped create companies out of concepts. He has strong understanding of company management, project management, product management, human factors and product/service lifecycles. This is underpinned by constant re-evaluation of the strategic issues associated with bringing new technologies and services to market. Over the past 20 years he has developed a strong sense of how to build successful businesses company and service.  As the CEO he drove Erlang Solutions to become the world leader in Erlang/OTP and provider of scalable systems. Erlang Solutions was sold to Trifork A/S, a Danish system integrator in 2011. Since then he has invested in a number of ventures and is currently CEO of a UK startup, Silent Sensors,that provides a patented passive RFID sensor solution for industrial IOT applications including Tire Management Systems. He has an MBA from Boston University and a BSc (Hons) in Ergonomics from Loughborough University. He grew up in Sweden, Singapore and Italy. He speaks English, Swedish and Italian fluently and is conversant in German and French.

Najmeh Habili Securities Officer.  Ms. Habili worked for over eight years in the private equity division of Macquarie Group, Australia’s largest investment bank. Her most recent role at Macquarie was Vice President of Macquarie Funds Group in Dubai, UAE where she was responsible for acquisition opportunities in the Middle East and North Africa region. Prior to this role, Ms. Habili worked for more than four years in Seoul, South Korea, where she was a founding member of the Macquarie Korea Opportunities Fund, one of Korea’s largest private equity funds. Prior to moving to Seoul, she also worked for three years in the Macquarie’s Melbourne office, where she executed a number of acquisitions for the Principle Transactions Group.  Ms. Habili holds a master’s degree from the Wharton school of business and recently is the affiliate marketing director for ebay.

Directors

Brandon Fisher, Director BOXX Engineering.  Mr. Fisher graduated from Cal Poly in San Luis Obispo and started his career at Saleen, Inc. As a product Development Engineer, he worked on the interior, powertrain, and chassis systems for the Saleen S281 series Mustangs and the flagship Saleen S7.  Mr. Fisher transitioned to MillenWorks as a project Engineer in 2006. There he led the Toyota FJ Baja 1000 Cruiser Race Team and the design and build of an innovative and cutting edge Light Utility Vehicle that became a HMMWV replacement candidate. For the past two years, as the Product Engineer and Product Manager for the Power Distribution, he has been driving the growth of an international and expanding product line at Cooper Bussmann Transportation.

Brent Neill, Director Corporate Finance & Accounting.  Brent Neill is a senior financial executive with over 20 years of experience in banking, consulting, accounting, and finance and operations management. Most recently he was VP of Finance for an advertising agency with operations worldwide. He began his career working with PwC in its consulting department. He is a CPA licensed in the State of California and a graduate of the University of Southern California (magna cum laude).

Jerome Fauchet, Director European Union Dealer Management. CEO specialized product importer, distribution and reseller networks. Expert of product distribution of Aeronautical, Jet-bikes and Jet ski parts, Mobility Products, Bikes, Motorcycles and Scooters as well as parts and accessories. Jerome brings in his own product holomogation team with brand ambassadors for dealer setup and product testing centers. National distribution and dealer network management.

Luiz Andre Dias, Director Global Resource Operations Brazil.  PgMP, PMP, Specialized Managing experience and implementation of Project Management resources customer, supplier contracts, negotiations, global supply chain, construction and interfacing management on a global scale.

Advisers

Gildo Pallanca Pastor, CEO Advisor to BOXX CEO. Monegasque businessman, CEO and owner of Venturi Automobiles. An Alma mater graduate of the Massachusetts Institute of Technology, a law student of France, and economic sciences of Italy he manages about 15 start-up ventures, manages the family’s commercial real estate business and a radio station. He is the senior surviving member of Monaco’s second dynasty and a knight of the Order of Saint-Charles. He is a well talented designer of Venturi product and respects the work of our CEO’s Eric Vaughn Meyer’s.

 Phil Frank, Product Principle Design Advisor.  Strategic Product Design Positioning. Tactical Design Implementation. Phil has over twenty years of diverse design and innovation experience in the automotive, product, environment domains focused on performance and aesthetics. Conceptualization and Mechanical Engineering. The designer of the Saleen S7 Super car, Nike products working as a principle corporate designer. Specializing in Consumer Electronics, Automotive, Environment, Marketing and Branding design. The principle Industrial Designer of Microsoft. Phil is mentor to CEO Designer Engineer Eric Vaughn Meyers.

 pg. 75

BOXX Engineering Group is composed of talented and experienced engineers that range in focused techniques specific to advanced engineering practices in vehicles both traditional and electric powertrains, aerospace and materials engineering, consumer electronics and software systems. The BOXX Engineering Group comprises the core competencies of BOXX Corporations businesses. Innovating and advancing product technologies across multiple industries markets resulting in efficient cost effective product lifecycle(s) that are optimized for quality manufacturing. BOXX Engineering Group is an enterprise of resources ranging from equipment(s) to an extensive series of partnerships. BOXX Engineering is ever adaptive in both personnel and tools. The innovative structure allows optimal product development and efficiency increases 3X to 5X time to cost than traditional engineering methods. BOXX Corporation fosters and sustains great engineering teams that are ideal for technical innovations

B. Significant Employees.   All Members of BOXX Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of BOXX Corporation listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In March of 2013, the company adopted a compensation program for the Company Management.  Accordingly, Management of BOXX Corp. will be entitled to receive an annual salary of:

Cash

Other

Total

Capacities in which compensation

compensation

compensation

compensation

Name

was received

($)

($)

($)

Eric Vaughn Meyers	Chief Executive Officer	125,000	500,000	625,000
	Chief Operating Officer	100,000	-0-	100,000
	Chief Financial Officer	90,000	-0-	80,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised a minimum of $500,000 of investment capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

 pg. 76

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of November 30, 2015 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (ii) all of the current directors and executive officers as a group.  We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.  Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

             Amount Owned Prior to Offering                   Amount Owned After Offering

Name and address of beneficial owner (1)

beneficial ownership

  beneficial ownership

Eric Vaughn Meyers

         Common Stock: 6,800,000 Shares (68%)

    Common: 6,800,000 (68%)

         Preferred Stock: No Shares

Preferred: No Stock

*less than 1%

(1)

The address of those listed is c/o BOXX, Corp. 18160 Cottonwood Rd. #229 Sunriver, Oregon 97707

(2)

Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)

Based on 10,000,000 shares outstanding prior to this offering.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of November 30, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

 pg. 77

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. Eric Vaughn Meyers, the Company’s Creator and Founder, and our Phase I Seed Investing group holding 83% combined. These two shareholders currently own the majority of the issued and outstanding controlling Common Stock Shares of BOXX Corp. Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Eric Vaughn Meyers thus has complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of ONE MILLION 9% Convertible Preferred Stock Shares are being offered to the public at $10.00 USD per 9% Convertible Preferred Stock Unit.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

 pg. 78

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $10.00 USD per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

 pg. 79

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 1,000,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Eric Vaughn Meyers, the Company’s Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

The Securities will be offered for sale at a fixed price of $10.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $10,000,000.00 USD. The Offering is being conducted on a “best-efforts” basis.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

 pg. 80

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 10,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of December 1st, 2015 – 8,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors pursuant to California Corporations Code Section 708.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 10,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of December 1st, 2015 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, ONE MILLION shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of December 1st, 2015, there were 8,300,000 shares of our Common Stock outstanding, which were held of record by approximately 6 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of December 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

 pg. 81

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 82

FINANCIAL STATEMENTS SECTION:

2015 2Q – 4Q Balance Sheet (Un-audited)	Pg83
2015 2Q – 4Q Cash Flows	Pg84
2015 2Q – 4Q Profit and Loss	Pg85
2015 Statement of Shareholder Equity (Un-audited)	Pg86
2015 Notes to the Financial Statement	Pg87
Signature	Pg88

 pg. 83

BOXX Corporation
Consolidated statement of financial position
incorporated Delaware As of May 25th – November 30th

2015

Assets
Property, plant and equipment	$ 0
Intangible assets and goodwill
Non-current assets

Cash and equivalents	-
Inventories	-

Current assets	-
Total Assets	-

Equity
Share Capital	$ 0
Retained Earnings	-
Total Equity	-

Liabilities
Deferred income/revenue	$ 0
Non-current liabilities	-
Deferred income/revenue	-

Current liabilities	-
Total liabilities	-
Total equity and liabilities	$ 0

 pg. 84

BOXX Corporation
Consolidated statement of cash flows
incorporated Delaware As of May 25th – End of year

2015

Cash flow from operating activities
Profit for the year	$ 0
Adjustments for:
- Amortization of intangible assets	-
Changes in:
- Deferred income/revenue	-
Cash generated from operating activities	0

Cash flow from investing activities
Investment in intangible assets	0
Cash generated from investing activities	0

Cash flow from financing activities
Net proceeds from issue of share capital	0
Bank overdraft	-
Cash generated from financing activities	0

Net increase in cash and cash equivalents	0

Cash and cash equivalents at January 1	-
Cash and cash equivalents at December 31	$ -

 pg. 85

BOXX Corporation
Consolidated statement of comprehensive income
incorporated Delaware As of May 25th – End of year

2015

Revenue	$ -
Cost of sales	-
Gross profit	-
Other income	-
Selling and distribution expenses	-
Administrative expenses	-
Research and development expenses	-
Other expenses	-
Results from operating activities	0
Finance income	-
Finance costs	-
Net finance costs	-
Profit before tax	0

Tax expense	-
Profit for the year	$ 0

 pg. 86

2015 Statement of Shareholder's Equity

Name	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Eric Vaughn Meyers President & Chief Executive Officer, Chief Financial Officer & Founder	Common Stock: 6,800,000 Shares (68.00%) Preferred Stock: No Shares	Common Stock: 6,800,000 Shares (68.00%) Preferred Stock: No Shares
Mr. Brandon Fisher Chief Engineering Director Officer	Common Stock: 300,000 Shares (3.00%) Preferred Stock: No Shares	Common Stock: 300,000 Shares (3.00%) Preferred Stock: No Shares
Ms. Najmeh Halibi Chief Securities Officer	Common Stock: 450,000 Shares (4.50%) Preferred Stock: No Shares	Common Stock: 450,000 Shares (4.50%) Preferred Stock: No Shares
Mr. Marvin Kau Director New Business Development	Common Stock: 250,000 Shares (2.50%) Preferred Stock: No Shares	Common Stock: 250,000 Shares (2.50%) Preferred Stock: No Shares
Mr. Justin Boucher Director New Business Operations	Common Stock: 200,000 Shares (2.00%) Preferred Stock: No Shares	Common Stock: 200,000 Shares (2.00%) Preferred Stock: No Shares
Mr. Duane Bietz Sales Market Director	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares
Mr. Marcus Taylor Chief UK Operations Officer	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares
Mr. Thomas Meyers Production Advisory	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (1.00%) Preferred Stock: No Shares

Total: 83% Common Stock

Earnings (Loss) Per Share ( E (L)/PS )

From P&L

$(0)/0 =    $(.000000)

 pg. 87

2015 – Q4

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

BOXX, Corp. is a Delaware Stock Corporation formed on May 25, 2015. The Company was formed for the purpose of producing its scooter and electric motor products designed and engineered. The company is now engaged through this offering in the production and sales of its products and technologies. The company’s advanced technology is proprietary, extensively patented throughout the globe wholly owned by Company. It is in a readied product production stage.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Accounting:

The Financial Statements of the Company have been prepared on the cash basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP)

Income Taxes

The Company is a Subchapter C Delaware Corporation and accordingly and files a tax return with the Internal Revenue Service on an annual basis beginning for the 2016 year.

NOTE 3. CAPITAL STRUCTURE:

The Company has ten million shares of Common Stock authorized, one million shares of Preferred Stock authorized. Eight million, of common stock are issued and outstanding. BOXX Corp. Incorporated into Delaware May 25, 2015 issued the total stock.

NOTE 4. DEBT:

Company has no outstanding long term or short term debt or issues that may affect the future bottom line.

NOTE 5. FOREIGN CURRENCIES

Foreign currency transactions are recorded at the exchange rate ruling on the date of transaction. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the retranslation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are recognized in the profit and loss account.

NOTE 6. STARTUP COSTS

BOXX, Corporation. Defines startup costs as those expenses incurred in acquiring and constructing long lived product assets readied for the intended production. These capitalized costs will be recognized in future periods, when revenues generated from product production output and sales are recognized. Startup costs included are as follows:

Legal: US & Worldwide Patent Registrations, Corporate documents, Technology R&D, Product(s) Engineering, Operations, Production and Marketing. Initial Patented Products: BOXX® Scooter, RPM Electric Motors, LightGuard® Safety accessories, DRIVE® modular control and powertrain systems, BOXX Multi-Product Chassis and accessories.

 pg. 88

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in California on December 16th, 2015.

BOXX Corporation:

By: Mr. Eric Vaughn Meyers

By: ___________________________

Name: Mr. Eric Vaughn Meyers

Title: Chief Executive Officer, Chief Financial Officer (& Majority Shareholder)

________________________________________________________________________

 pg. 89